Exhibit 10.14

              Credit Agreement between Provident and a consortium
                           of Financial Institutions

                                  (attached)

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                           PROVIDENT COMPANIES, INC.



                         _____________________________


                                CREDIT AGREEMENT

                           Dated as of July 30, 1996

                         ______________________________

                                  $800,000,000
                         ______________________________



                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent




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                            TABLE OF CONTENTS

                                                                   Page
                                                                   ----
Section 1. Definitions and Accounting Matters                        1
     1.01  Certain Defined Terms                                     1
     1.02  Accounting Terms and Determinations                      18
     1.03  Types of Loans                                           19
     1.04  Moody's Ratings and S&P Ratings                          19
     1.05  Moody's Claims Ratings and S&P Claims Ratings            19

Section 2. Commitments, Loans, Notes and Prepayments                20
     2.01  Loans                                                    20
     2.02  Borrowings                                               20
     2.03  Changes of Commitments                                   20
     2.04  Facility Fee                                             21
     2.05  Lending Offices                                          23
     2.06  Several Obligations; Remedies Independent                23
     2.07  Notes                                                    23
     2.08  Optional Prepayments and Conversions or
           Continuations of Loans                                   24
     2.09  Mandatory Prepayments and Reductions of
           Commitments                                              24

Section 3. Payments of Principal and Interest                       25
     3.01  Repayment of Loans                                       25
     3.02  Interest                                                 25

Section 4. Payments; Pro Rata Treatment; Computations; Etc.         26
     4.01  Payments                                                 26
     4.02  Pro Rata Treatment                                       27
     4.03  Computations                                             27
     4.04  Minimum Amounts                                          28
     4.05  Certain Notices                                          28
     4.06  Non-Receipt of Funds by the Administrative Agent         29
     4.07  Sharing of Payments, Etc.                                30

Section 5. Yield Protection, Etc.                                   31
     5.01  Additional Costs                                         31
     5.02  Limitation on Types of Loans                             34
     5.03  Illegality                                               35
     5.04  Treatment of Affected Loans                              35
     5.05  Compensation                                             36
     5.06  U.S. Taxes                                               37
     5.07  Replacement of Bank                                      38

                                                                   Page
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Section 6. Conditions Precedent                                     39
     6.01  Initial Loan                                             39
     6.02  Acquisition/Post-Acquisition Loans                       41
     6.03  Initial and Subsequent Loans                             43

Section 7. Representations and Warranties                           43
     7.01  Corporate Existence                                      43
     7.02  Financial Condition                                      44
     7.03  Litigation                                               45
     7.04  No Breach                                                45
     7.05  Action                                                   45
     7.06  Approvals                                                46
     7.07  Use of Credit                                            46
     7.08  ERISA                                                    46
     7.09  Taxes                                                    46
     7.10  Investment Company Act                                   47
     7.11  Public Utility Holding Company Act                       47
     7.12  Credit Agreements                                        47
     7.13  Hazardous Materials                                      47
     7.14  Subsidiaries, Etc.                                       47
     7.15  True and Complete Disclosure                             48
     7.16  Capitalization                                           48
     7.17  Purchase Agreement                                       48

Section 8. Covenants of the Company                                 49
     8.01  Financial Statements                                     49
     8.02  Litigation                                               53
     8.03  Existence, Etc.                                          54
     8.04  Insurance                                                54
     8.05  Limitation of Fundamental Changes                        55
     8.06  Certain Obligations Respecting Subsidiaries              56
     8.07  Limitation on Liens                                      56
     8.08  Investments                                              59
     8.09  Dividend Payments                                        59
     8.10  Minimum Adjusted Statutory Surplus                       60
     8.11  Consolidated Funded Debt                                 60
     8.12  Ratio of Cash Sources to Cash Uses                       60
     8.13  Authorized Control Level Risk
           Based Capital Ratio                                      60
     8.14  Lines of Business                                        60
     8.15  Transactions with Affiliates                             60
     8.16  Use of Proceeds                                          61
     8.17  Pari Passu                                               61

Section 9. Events of Default                                        62

Section 10. The Administrative Agent                                65
     10.01  Appointment, Powers and Immunities                      65

                                                                   Page
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     10.02  Reliance by Administrative Agent                        66
     10.03  Defaults                                                66
     10.04  Rights as a Bank                                        67
     10.05  Indemnification                                         67
     10.06  Non-Reliance on Administrative
            Agent and Other Banks                                   68
     10.07  Failure to Act                                          68
     10.08  Resignation or Removal of Administrative Agent          68
     10.09  Agency Fee                                              69
     10.10  Consents under Basic Documents                          69

Section 11. Miscellaneous                                           69
     11.01  Waiver                                                  69
     11.02  Notices                                                 69
     11.03  Expenses, Etc.                                          70
     11.04  Amendments, Etc.                                        71
     11.05  Successors and Assigns                                  72
     11.06  Assignments and Participations                          72
     11.07  Survival                                                74
     11.08  Captions                                                74
     11.09  Counterparts                                            74
     11.10  Governing Law; Submission to Jurisdiction               75
     11.11  Waiver of Jury Trial                                    75
     11.12  Treatment of Certain Information
            Confidentiality                                         75

SCHEDULE I  - Credit Agreements
SCHEDULE II - Subsidiaries
SCHEDULE III- Investment Companies

EXHIBIT A   - Form of Note
EXHIBIT B   - Form of Opinion of Counsel to the Company
EXHIBIT C   - Form of Opinion of Special New York Counsel to the Banks
EXHIBIT D   - Form of Confidentiality Agreement

          CREDIT AGREEMENT dated as of July 30, 1996, between: PROVIDENT COMPANIES, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the lenders that is a
                                    -------
signatory hereto identified under the caption "BANKS" on the signature pages hereto or that, pursuant to Section 11.06(b) hereof, shall become a "Bank" hereunder (individually, a "Bank" and, collectively, the "Banks"); and THE CHASE
                            ----                          -----
MANHATTAN BANK, a New York banking corporation, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative
                                                              --------------
Agent").
-----

          The Company is engaged in the business of insurance, and in related businesses, and in furnishing the required supplies, services, equipment, credit and other facilities for such operation. The Company has requested the Banks to make loans to the Company in an aggregate principal amount at any time outstanding not exceeding $800,000,000 to finance the operations of the Company, to enable certain acquisitions by the Company, and for other purposes.

          To induce the Banks to make such loans, the Company, the Banks and the Administrative Agent propose to enter into this Agreement pursuant to which the Banks will make loans to the Company.

          Accordingly, the parties hereto agree as follows:


          Section 1.  Definitions and Accounting Matters.
                      ----------------------------------

          1.01  Certain Defined Terms .  As used herein, the following terms
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shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
                            ---- -----

          "Acquisition" shall mean the acquisition by the Company of Paul Revere
           -----------
as provided in the Purchase Agreement.

          "Acquisition Date" shall mean the date the Acquisition is effective.
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          "Adjusted Statutory Surplus" shall mean, at any time, for any
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Insurance Subsidiary calculated in accordance with SAP, the sum of (x) the amount by which assets exceed liabilities at such time (which amount for PLAIC as at December 31, 1995, by way of example, is shown on the 1995 Annual Statement, Statement of Liabilities, Surplus and Other Funds, page 3, column 1, line 38, of PLAIC) plus (y) the consolidated asset valuation reserves of such
                   ----
Insurance Subsidiary as at such time (which amount for PLAIC as at December 31, 1995, by way of example, is shown on the 1995 Annual Statement, Statement of Liabilities, Surplus and Other Funds, page 3, column 1, line 24.1).

          "Affiliate" shall mean any Person that directly or indirectly
           ---------
controls, or is under common control with, or is controlled by, the Company. As used in this definition, "control" (including, with its correlative meanings,
                          -------
"controlled by" and "under common control with") shall mean possession, directly
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or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any
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Person that owns directly or indirectly securities having 25% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries and (b) none of the Subsidiaries of the Company shall be Affiliates.

          "Applicable Insurance Regulatory Authority" shall mean, for each
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Insurance Subsidiary, the insurance department or similar administrative authority or agency located in the State in which such Insurance Subsidiary is domiciled (or otherwise having jurisdiction thereover).

          "Applicable Lending Office" shall mean, for each Bank and for each
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Type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such Type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" shall mean, subject to the following sentence:
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(a) with respect to Base Rate Loans, 0% per annum; and (b) with respect to Eurodollar Loans, as at any date of determination, the sum of (x) the Utilization Premium, if any, and (y) the percentage per annum (expressed in number of basis points) determined by reference to the Moody's Rating and the S&P Rating as at such date:


Category    Moody's Rating      S&P Rating       Applicable Margin
----------  --------------  -------------------  -----------------

  (a)       A3 or higher    A- or higher         20 basis points

  (b)       Less than A3    Less than A- but     22.5 basis points
            but equal to    equal to or greater
            or greater      than BBB+
            than Baa1

  (c)       Less than Baa1  Less than BBB+       30 basis points
            but equal to    but equal to or
            or greater      greater than BBB
            than Baa2

  (d)       Less than Baa2  Less than BBB        35 basis points
            but equal to    but equal to or
            or greater      greater than BBB-
            than Baa3


  (e)       Less than Baa3  Less than BBB-       50 basis points

provided, however, that in order to qualify for a particular category of
--------
Applicable Margin (other than in the case of clause (e) above) both the Moody's Rating and the S&P Rating required for that category of Applicable Margin must be attained and, accordingly, if one rating is lower than the other, the Applicable Margin shall be determined on the basis of the lower of the two ratings. Each change in any Applicable Margin in respect of Eurodollar Loans resulting from a change in the Moody's Rating or the S&P Rating shall take effect at the time of the public announcement of such change in the Moody's Rating or the S&P Rating, as the case may be. If either a Moody's Rating or an S&P Rating shall not be available, the "Applicable Margin" with respect to Eurodollar Loans, as at any date of determination, shall be the sum of (x) the Utilization Premium, if any, and (y) the percentage per annum (expressed in number of basis points) determined by reference to the Moody's Claims Rating and the S&P Claims Rating as at such date:

Category      Moody's Claims  S&P Claims Rating           Applicable Margin
--------      --------------  -----------------           -----------------
              Rating
              ------
(a)         Aa3 or higher       AA- or higher         20 basis points


(b)         Less than Aa3       Less than AA- but     22.5 basis points
            but equal to        equal to or greater
            or greater          than A+
            than A1

(c)         Less than A1        Less than A+          30 basis points
            but equal to        but equal to or
            or greater          greater than A
            than A2

(d)         Less than A2        Less than A           35 basis points
            but equal to        but equal to or
            or greater          greater than A-
            than A3

(e)         Less than A3        Less than A-          50 basis points

provided, however, that in order to qualify for a particular category of
--------
Applicable Margin (other than in the case of clause (e) above) both the Moody's Claims Rating and the S&P Claims Rating required for that category of Applicable Margin must be attained and, accordingly, if one rating is lower than the other, the Applicable Margin shall be determined on the basis of the lower of the two ratings. Each change in any Applicable Margin in respect of Eurodollar Loans resulting from a change in the Moody's Claims Rating or the S&P Claims Rating shall take effect at the time of the public announcement of such change in the Moody's Claims Rating or the S&P Claims Rating, as the case may be.

          "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as
           ---------------
amended from time to time.

          "Base Rate" shall mean, for any day, a rate per annum equal to the
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higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Base Rate Loans" shall mean Loans that bear interest at rates based
           ---------------
upon the Base Rate.

          "Basel Accord" shall mean the proposals for risk-based capital
           ------------
framework described by the Basel Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          "Basic Documents" shall mean, collectively, this Agreement and the
           ---------------
Notes.

          "Business Day" shall mean (a) any day on which commercial banks are
           ------------
not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Lease Obligations" shall mean, for any Person, all
           -------------------------
obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

          "Cash Sources" shall mean, as at the last day of any fiscal quarter of
           ------------
the Company commencing with the fiscal quarter ending December 31, 1996, the statutory net income of the Insurance Subsidiaries on a combined basis determined in accordance with SAP for the one year period (or, prior to September 30, 1997, such number of fiscal quarterly periods since October 1, 1996 as shall have elapsed) ending on such date.

          "Cash Uses" shall mean, as at the last day of any fiscal quarter of
           ---------
the Company commencing with the fiscal quarter ending December 31, 1996, the aggregate amount paid, expended, disbursed and/or distributed by the Company in respect of principal (other than the repayment of principal of the Refinanced Debt made pursuant to Section 6.01(f) hereof), Interest Expense payable in connection with Indebtedness and Dividend Payments for the one year period (or, prior to September 30, 1997, such number of fiscal quarterly periods since October 1, 1996 as shall have elapsed) ending on such date.

          "Chase" shall mean The Chase Manhattan Bank.
           -----

          "Closing Date" shall mean the date upon which the initial Loan
           ------------
hereunder is made.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time.


          "Commitment" shall mean, for each Bank, the obligation of such Bank to
           ----------
make Loans in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Bank on the signature pages hereof under the caption "Commitment" (as the same may be reduced from time to time pursuant to Section 2.03 hereof), subject, in the case of any assignment contemplated by Section 11.06(b) hereof, to the provisions of such Section 11.06(b).

          "Commitment Termination Date" shall mean July 30, 2001.
           ---------------------------

          "Consolidated Capital" shall mean, at any time and as to the Company,
           --------------------
the aggregate of the capital stock, capital surplus, paid-in capital, retained earnings and unrealized gains (or losses) on equity securities (net of deferred taxes) of the Company and its Consolidated Subsidiaries on a consolidated basis (calculated without giving effect to SFAS 115), less the sum of treasury stock
                                                ----
and capital stock subscribed and unissued and the book value of good will, formula, patents, trademarks, service marks, trade names, copyrights, charters, franchises, certificates, permits and licenses, prepaid expenses, prepaid taxes, organizational expenses, unamortized debt discount and any other intangible assets of the Company other than (x) unamortized deferred policy acquisition costs and (y) value of business acquired plus the Consolidated Funded Debt.
                                         ----

          "Consolidated Funded Debt" shall mean Funded Debt of the Company and
           ------------------------
its Consolidated Subsidiaries on a consolidated basis.

          "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary
           -----------------------
of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

          "Continue", "Continuation" and "Continued" shall refer to the
           --------    ------------       ---------
continuation pursuant to Section 2.08 hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period for such Loan.

          "Convert", "Conversion" and "Converted" shall refer to a conversion
           -------    ----------       ---------
pursuant to Section 2.08 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "Corporate Acquisition" shall have the meaning assigned to such term
           ---------------------
in Section 8.05 hereof.

          "Debt Issuance" shall mean any issuance or sale by the Company or any
           -------------
of its Subsidiaries after the Closing Date of any Indebtedness of the type described in clause (a) of the definition thereof.

          "Default" shall mean an Event of Default or an event that with notice
           -------
or lapse of time or both would become an Event of Default.

          "Derivatives Obligations" of any Person shall mean all obligations of
           -----------------------
such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity swap or equity index swap, equity option or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

          "Dividend Payment" shall mean dividends (in cash, Property or
           ----------------
obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company.

          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
America.

          "Environmental Laws" shall mean any and all present and future
           ------------------
Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

          "Equity Issuance" shall mean, except for the issuance of the Company's
           ---------------
common stock in connection with the Acquisition and the Zurich Investment, (a) any issuance or sale by the Company or any of its Subsidiaries after the Closing Date of (i) any capital stock (other than any capital stock issued to directors, officers or employees of the Company or any of its Subsidiaries), (ii) any Equity Rights (other than any warrants or options issued to directors, officers or employees of the Company or any of its Subsidiaries and any capital stock of the Company issued upon the exercise of such warrants) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the issuing or selling Person or (b) the receipt by the Company or any of its Subsidiaries after the Closing Date of any capital contribution received (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not
                                     --------
include (I)(x) any such issuance or sale by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company or (y) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company and (II) any such issuance or sale the proceeds of which are invested by the Company in the Company's and its Subsidiaries' business and no special Dividend Payment is declared or made with (or related to) the proceeds thereof.

          "Equity Rights" shall mean, with respect to any Person, any
           -------------
outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business that
           ---------------
is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

          "Eurodollar Base Rate" shall mean, for any Interest Period for any
           --------------------
Eurodollar Loan, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by the Administrative Agent, of the respective rates per annum quoted by the respective Reference Banks at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the respective Reference Banks to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the Eurodollar Loans to be made by the respective Reference Banks. If any Reference Bank is not participating in any Eurodollar Loan during any Interest Period therefor, the Eurodollar Base Rate for such Interest Period shall be determined by reference to the amount of the Loan that such Reference Bank would have made or had outstanding had it been participating in such Loan during such Interest Period. If any Reference Bank does not timely furnish such information for determination of any Eurodollar Base Rate, the Administrative Agent shall determine such Eurodollar Base Rate on the basis of the information timely furnished by the remaining Reference Banks.

          "Eurodollar Loans" shall mean Loans the interest rates on which are
           ----------------
determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

          "Eurodollar Rate" shall mean, for any Interest Period for any
           ---------------
Eurodollar Loan, a rate per annum (rounded upwards, if necessary, to the nearest

1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Interest Period divided by 1 minus the Reserve Requirement for such Interest Period.

          "Event of Default" shall have the meaning assigned to such term in
           ----------------
Section 9 hereof.

          "Federal Funds Rate" shall mean, for any day, the rate per annum
           ------------------
(rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to
                          --------
be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.

          "Funded Debt" shall mean, for any Person, all indebtedness created,
           -----------
issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person), or any Guarantee issued by such Person in respect of any of the foregoing, but excluding any Indebtedness attributable to and resulting from a transaction described in Section 8.07(a)(vii) hereof.

          "GAAP" shall mean generally accepted accounting principles applied on
           ----
a basis consistent with those that, in accordance with the last sentence of
Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent
           ---------
agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall
                                ---------       ----------
have a correlative meaning.

          "Indebtedness" shall mean, for any Person: (a) obligations created,
           ------------
issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

          "Insurance Subsidiary" shall mean any Subsidiary regulated by an
           --------------------
insurance department or similar administrative authority or agency.

          "Interest Expense" shall mean, for any period, the sum, for the
           ----------------
Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amounts
                                                  ----
payable (or minus the net amounts receivable) under Derivatives Obligations
            -----
related to Indebtedness accrued during such period (whether or not actually paid or received during such period).

          "Interest Period" shall mean, for any Eurodollar Loan, each period
           ---------------
commencing on the date such Eurodollar Loan is made or Converted from a Loan of another Type or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period for a Eurodollar Loan that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a Eurodollar Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

          "Investment" shall mean, for any Person:  (a) the acquisition (whether
           ----------
for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

          "Lien" shall mean, with respect to any Property, any mortgage, lien,
           ----
pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "Loans" shall mean the loans provided for by Section 2.01 hereof,
           -----
which may be Base Rate Loans and/or Eurodollar Loans.

          "Majority Banks" shall mean, subject to the last paragraph of Section
           --------------
11.04 hereof, Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Banks holding more than 50% of the aggregate unpaid principal amount of the Loans.

          "Margin Stock" shall mean "margin stock" within the meaning of
           ------------
Regulations G, T, U and X.

          "Material Adverse Effect" shall mean a material adverse effect on (a)
           -----------------------
the Property, business, operations, financial condition, liabilities or capitalization of the Company and its Subsidiaries taken as a whole (which, in the case of Section 7.03 hereof, shall mean an effect thereon equal to or exceeding (individually or in the aggregate) $50,000,000 and, in the case of the third sentence of Section 8.05 hereof, shall be in respect of at least 10% of the Company's assets in the aggregate), (b) the ability of the Company to perform its obligations under any of the Basic Documents, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Banks and the Administrative Agent under any of the Basic Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

          "Moody's Claims Rating" shall mean, as at any date of determination,
           ---------------------
the rating assigned by Moody's Investors Service, Inc. to PLAIC's claims paying ability as at such date.

          "Moody's Rating" shall mean, as at any date of determination, the
           --------------
rating assigned by Moody's Investors Service, Inc. to the Company's senior unsecured long term debt rating (unsupported by any credit enhancement) as at such date.

          "Multiemployer Plan" shall mean a multiemployer plan defined as such
           ------------------
in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

          "NAIC" shall mean the National Association of Insurance Commissioners
           ----
or any successor thereto.

          "NAIC Ratings" shall mean the quality ratings assigned by the
           ------------
Securities Valuation Office of the NAIC to investments of the Company and its Consolidated Subsidiaries. References in this Agreement to particular NAIC Ratings are references to such ratings as currently defined and classified by the Securities Valuation Office of the NAIC and if such rating system is changed then each reference to a particular rating in this Agreement shall be deemed to be a reference to the rating under such changed rating system which most closely approximates the credit quality of the particular rating as defined on the date of this Agreement.

          "Net Available Proceeds" shall mean, in the case of any Equity
           ----------------------
Issuance or Debt Issuance, the aggregate amount of all cash and cash equivalents received by the Company and its Subsidiaries in respect of such Equity Issuance or Debt Issuance net of reasonable expenses (including underwriting commissions and discounts) incurred by the Company and its Subsidiaries in connection therewith.

          "Notes" shall mean the promissory notes provided for by Section
           -----
2.07(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Paul Revere" means The Paul Revere Corporation, a Massachusetts
           -----------
corporation.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any
           ----
entity succeeding to any or all of its functions under ERISA.

          "Person" shall mean any individual, corporation, company, voluntary
           ------
association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "PLAIC" shall mean Provident Life and Accident Insurance Company, a
           -----
Tennessee insurance corporation, and its successors.

          "Plan" shall mean an employee benefit or other plan established or
           ----
maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Post-Default Rate" shall mean, in respect of any principal of any
           -----------------
Loan or any other amount under this Agreement, any Note or any other Basic Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Base Rate as in effect from time to
                                   ----
time plus the Applicable Margin for Base Rate Loans (provided that, if the
     ----                                            --------
amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of the Interest Period, a rate per annum equal to 2% plus the interest rate for such Loan as provided in Section
                  ----
3.02(b) hereof and, thereafter, the rate provided for above in this definition).

          "Prime Rate" shall mean the rate of interest from time to time
           ----------
announced by Chase at the Principal Office as its prime commercial lending rate.

          "Principal Office" shall mean the principal office of Chase, located
           ----------------
on the date hereof at 1 Chase Manhattan Plaza, New York, New York 10081.

          "Property" shall mean any right or interest in or to property of any
           --------
kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Purchase Agreement" means the Agreement and Plan of Merger dated as
           ------------------
of April 29, 1996 among the Company, Patriot Acquisition Corporation and Paul Revere, as amended from time to time.

          "Quarterly Dates" shall mean the last day of each March, June,
           ---------------
September and December in each year, the first of which shall be the first such day after the date hereof; provided that if any such day is not a Business Day,
                           --------
then such Quarterly Date shall be the next preceding Business Day.

          "Reference Banks" shall mean Chase, First Chicago NBD Corp. and
           ---------------
Wachovia Bank (or their respective Applicable Lending Offices, as the case may be).

          "Refinanced Debt" shall mean the Indebtedness outstanding under the
           ---------------
Credit Agreement dated as of December 1, 1994 among the Company, the lenders party thereto, and Chase, as agent, as in effect on the date hereof.

          "Regulations A, D, G, T, U and X" shall mean, respectively,
           -------------------------------
Regulations A, D, G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Bank, any change
           -----------------
after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reserve Requirement" shall mean, for any Interest Period for any
           -------------------
Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate for any Interest Period for any Eurodollar Loans is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

          "SAP" shall mean, with respect to any Insurance Subsidiary, the
           ---
accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority, applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with certain terms of this Agreement.

          "S&P Claims Rating" shall mean, as at any date of determination, the
           -----------------
rating assigned by Standard & Poor's Ratings Group to PLAIC's claims paying ability as at such date.

          "S&P Rating" shall mean, as at any date of determination, the rating
           ----------
assigned by Standard & Poor's Ratings Group to the Company's senior unsecured long term debt rating (unsupported by any credit enhancement) as at such date.

          "SFAS 115"  shall mean the Statement of Financial Accounting Standards
           --------
No. 115 "Accounting for Certain Investments in Debt and Equity Securities" issued by the Financial Accounting Standards Board.

          "Subsidiary" shall mean, for the Company, any corporation, partnership
           ----------
or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company.

          "Substantial Part" shall mean, as at any date of determination, 10% or
           ----------------
more of the assets of the Company and its Consolidated Subsidiaries on a consolidated basis.

          "Textron" shall mean Textron Inc., a Delaware corporation.
           -------

          "Type" shall have the meaning assigned to such term in Section 1.03
           ----
hereof.

          "Utilization Premium" shall mean, as at any date of determination,
           -------------------
five (5) basis points if, as at such time, the aggregate outstanding principal amount of the Loans is equal to or more than one-half of the aggregate Commitments.

          "Wholly-Owned Subsidiary" shall mean any Subsidiary of which all of
           -----------------------
such securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

          "Zurich Investment" shall mean the issuance by the Company and the
           -----------------
purchase by the Zurich Insurance Company of 9,523,810 shares of the Company's common stock pursuant to a Common Stock Purchase Agreement dated as of May 31, 1996 between the Company and Zurich Insurance Company.

          1.02  Accounting Terms and Determinations.
                ------------------------------------

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in Section 1.02(b) hereof) be prepared, in accordance with generally accepted accounting principles or statutory accounting principles, as the case may be, applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Banks hereunder (which, prior to the delivery of the first financial statements under Section 8.01 hereof, shall mean the financial statements as at December 31, 1995 referred to in Section 7.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles or statutory accounting principles, as the case may be, applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Banks pursuant to Section 8.01 hereof (or, prior to the delivery of the first financial statements under said Section 8.01, used in the preparation of the financial statements as at December 31, 1995 referred to in Section 7.02 hereof) unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or
(ii) the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01 hereof, shall mean the audited financial statements referred to in Section 7.02 hereof).

          (b) The Company shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statement under Section 8.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of Section 1.02(a) hereof and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8 hereof, the Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

          1.03  Types of Loans.  Loans hereunder are distinguished by "Type".
                ---------------
The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.

          1.04   Moody's Ratings and S&P Ratings.  All references in this
                 --------------------------------
Agreement to particular Moody's Ratings and S&P Ratings are references to such ratings as currently defined by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group and in the event either such rating service changes its ratings system, each reference to a particular rating of such rating service set forth in this Agreement shall be deemed to be a reference to the rating under such changed rating system which, in the reasonable judgment of the Administrative Agent, after consultation with the rating service involved, most closely approximates the senior unsecured long term debt rating (unsupported by any credit enhancement) associated with the particular rating of such rating service as currently defined.

          1.05  Moody's Claims Ratings and S&P Claims Ratings.  All references
                ----------------------------------------------
in this Agreement to particular Moody's Claims Ratings and S&P Claims Ratings are references to such ratings as currently defined by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group and in the event either such rating service changes its ratings system, each reference to a particular rating of such rating service set forth in this Agreement shall be deemed to be a reference to the rating under such changed rating system which, in the reasonable judgment of the Administrative Agent, after consultation with the rating service involved, most closely approximates the claims paying ability rating associated with the particular rating of such rating service as currently defined. If for any reason a Moody's Claims Rating or an S&P Claims Rating is not available then the level of Applicable Margin shall be determined by the Majority Banks after consultation with the Company, based on the Majority Banks' good faith estimates of what such rating would have been had it been available, the determination of the Majority Banks in such regard to be final and conclusive.


          Section 2.  Commitments, Loans, Notes and Prepayments.
                      -----------------------------------------

          2.01  Loans.  Each Bank severally agrees, on the terms and conditions
                ------
of this Agreement, to make loans to the Company in Dollars during the period from and including the Closing Date to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Bank as in effect from time to time, provided that in no event shall the aggregate principal amount of
              --------
all Loans exceed the aggregate amount of the Commitments as in effect from time to time; provided further that, prior to the Acquisition Date, the aggregate principal amount of the Loans shall not exceed $400,000,000. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Loans of one Type into Loans of another Type (as provided in Section 2.08 hereof) or Continue Loans of one Type as Loans of the same Type (as provided in said Section 2.08); provided that no
                                                              --------
more than seven separate Interest Periods in respect of Eurodollar Loans from each Bank may be outstanding at any one time.

          2.02  Borrowings.  The Company shall give the Administrative Agent
                -----------
(which shall promptly notify the Banks) notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Bank shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office (or to such other account as the Administrative Agent shall notify the Banks), in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

          2.03  Changes of Commitments.
                -----------------------

          (a) The aggregate amount of the Commitments shall be automatically reduced to zero on the Commitment Termination Date.

          (b)  The Company shall have the right at any time or from time to time
(i) so long as no Loans are outstanding, to terminate the Commitments and (ii) to reduce the aggregate unused amount of the Commitments; provided that (x) the
                                                          --------
Company shall give notice of each such termination or reduction as provided in
Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $10,000,000 or in multiples of $1,000,000 in excess thereof.

          (c) The Commitments are subject to mandatory reduction as provided in
Section 2.09 hereof.

          (d)  The Commitments once terminated or reduced may not be reinstated.

          2.04  Facility Fee.  The Company shall pay to the Administrative
                -------------
Agent for account of each Bank a facility fee on the daily average amount of such Bank's Commitment, whether used or unused, for the period from and including July 30, 1996 to but not including the earlier of (x) the date such Commitment is terminated and (y) the Commitment Termination Date, at a rate per annum (expressed in number of basis points) equal to the amount determined by reference to the S&P Rating and Moody's Rating as at such date:


Category    Moody's Rating      S&P Rating         Facility Fee
----------  --------------  -------------------  -----------------

  (a)       A3 or higher    A- or higher         10 basis points

  (b)       Less than A3    Less than A- but     12.5 basis points
            but equal to    equal to or greater
            or greater      than BBB+
            than Baa1

  (c)       Less than Baa1  Less than BBB+       15 basis points
            but equal to    but equal to or
            or greater      greater than BBB
            than Baa2

  (d)       Less than Baa2  Less than BBB        20 basis points
            but equal to    but equal to or
            or greater      greater than BBB-
            than Baa3

  (e)       Less than Baa3  Less than BBB-       25 basis points


provided, however, that in order to qualify for a particular category of
--------
facility fee (other than in the case of clause (e) above) both the Moody's Rating and the S&P Rating required for that category of facility fee must be attained and, accordingly, if one rating is lower than the other, the facility fee shall be determined on the basis of the lower of the two ratings. Each change in any facility fee resulting from a change in the Moody's Rating or the S&P Rating shall take effect at the time of the public announcement of such change in the Moody's Rating or the S&P Rating, as the case may be. If either a Moody's Rating or an S&P Rating shall not be available, the facility fee, as at any date of determination, shall be the percentage per annum (expressed in number of basis points) determined by reference to the Moody's Claims Rating and the S&P Claims Rating as at such date:


Category    Moody's Claims   S&P Claims Rating     Facility Fee
----------  --------------  -------------------  -----------------
                Rating
            --------------

  (a)       Aa3 or higher   AA- or higher        10 basis points

  (b)       Less than Aa3   Less than AA- but    12.5 basis points
            but equal to    equal to or greater
            or greater      than A+
            than A1

  (c)       Less than A1    Less than A+         15 basis points
            but equal to    but equal to or
            or greater      greater than A
            than A2

  (d)       Less than A2    Less than A          20 basis points
            but equal to    but equal to or
            or greater      greater than A-
            than A3

  (e)       Less than A3    Less than A-         25 basis points

provided, however, that in order to qualify for a particular category of
--------
facility fee (other than in the case of clause (e) above) both the Moody's Claims Rating and the S&P Claims Rating required for that category of facility fee must be attained and, accordingly, if one rating is lower than the other, the facility fee shall be determined on the basis of the lower of the two ratings. Each change in any facility fee resulting from a change in the Moody's Claims Rating or the S&P Claims Rating shall take effect at the time of the public announcement of such change in the Moody's Claims Rating or the S&P Claims Rating, as the case may be. Accrued facility fee shall be payable on each Quarterly Date and on the earlier of the date the Commitments are terminated and the Commitment Termination Date.

          2.05  Lending Offices.  The Loans of each Type made by each Bank
                ----------------
shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type.

          2.06  Several Obligations; Remedies Independent.  The failure of any
                ------------------------------------------
Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Administrative Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and no Bank shall have any obligation to the Administrative Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by the Company at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.07  Notes.
                ------

          (a) The Loans made by each Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A hereto, dated the date hereof, payable to such Bank in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

          (b) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Note held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided
                                                                        --------
that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of such Loans.

          (c) No Bank shall be entitled to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's Commitment, Loans and Note pursuant to Section 11.06(b) hereof.

          2.08  Optional Prepayments and Conversions or Continuations of Loans.
                ---------------------------------------------------------------
Subject to Section 4.04 hereof, the Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that: (a) the Company shall give the Administrative Agent notice of
--------
each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); and (b) if any Eurodollar Loan is prepaid or Converted other than on the last day of an Interest Period for such Loan, the Company shall pay to the Administrative Agent for account of each Bank the amounts, if any, required to be paid pursuant to
Section 5.05 hereof. Notwithstanding the foregoing, and without limiting the rights and remedies of the Banks under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Banks shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) into, or Continued as, as the case may be, Base Rate Loans.

          2.09  Mandatory Prepayments and Reductions of Commitments.  Upon any
                ----------------------------------------------------
Debt Issuance or Equity Issuance, (a) the Company shall prepay the Loans, and
(b) the Commitments shall be subject to automatic reduction, in either case in an aggregate amount equal to 100% of the Net Available Proceeds thereof. Any such prepayment shall be paid to the Administrative Agent for account of the Banks and shall be accompanied by the aggregate amount of accrued interest and facility fee thereon, together with any amounts payable under Section 5.05 hereof.

          Section 3.  Payments of Principal and Interest.
                      ----------------------------------

          3.01  Repayment of Loans.  The Company hereby promises to pay to the
                -------------------
Administrative Agent for account of each Bank the entire outstanding principal amount of such Bank's Loans, and each Loan shall mature, on the Commitment Termination Date.

          3.02  Interest.  The Company hereby promises to pay to the
                ---------
Administrative Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin; and
                                           ----

          (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Interest Period plus the Applicable Margin.
            ----

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank and on any other amount payable by the Company hereunder or under the Note held by such Bank to or for account of such Bank, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Banks to which such interest is payable and to the Company.

          Section 4.  Payments; Pro Rata Treatment; Computations; Etc.
                      ------------------------------------------------

          4.01  Payments.
                ---------

          (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Company under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office (or to such other account as the Administrative Agent shall notify the Company), not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) If any Event of Default shall be continuing, any Bank for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Company with such Bank (with notice to the Company and the Administrative Agent), provided that such Bank's failure to give such notice
                           --------
shall not affect the validity thereof.

          (c) Subject to Section 4.02 hereof, the Company shall, at the time of making each payment under this Agreement or any Note for account of any Bank, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Banks for application in such manner as it or the Majority Banks, subject to Section
4.02 hereof, may determine to be appropriate).

          (d) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02  Pro Rata Treatment.  Except to the extent otherwise provided
                -------------------
herein: (a) each borrowing from the Banks under Section 2.01 hereof shall be made from the Banks, each payment of facility fee under Section 2.04 hereof shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments under Sections 2.03 and 2.09 hereof shall be applied to the respective Commitments of the Banks, pro rata according to the amounts of their respective Commitments; (b) except as otherwise provided in Section 5.04 hereof, Loans having the same Interest Period shall be allocated pro rata among the Banks according to the amounts of their respective Commitments (in the case of making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Loans by the Company shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans held by them, provided that
                                                                   --------
if immediately prior to giving effect to any such payment in respect of any Loans the outstanding principal amount of the Loans shall not be held by the Banks pro rata in accordance with their respective Commitments in effect at the time such Loans were made (by reason of a failure of a Bank to make a Loan hereunder in the circumstances described in the last paragraph of Section 11.04 hereof), then such payment shall be applied to the Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Loans being held by the Banks pro rata in accordance with their respective Commitments; and (d) each payment of interest on Loans by the Company shall be made for account of the Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Banks.

          4.03  Computations.  Interest on Eurodollar Loans and facility fee
                -------------
shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate

Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

          4.04  Minimum Amounts.  Except for mandatory prepayments made
                ----------------
pursuant to Section 2.09 hereof and Conversions or prepayments made pursuant to
Section 5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $10,000,000 (or, in the case of a borrowing of a Base Rate Loan, $5,000,000) or in multiples of $1,000,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $10,000,000 or in multiples of $1,000,000 in excess thereof and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

          4.05  Certain Notices.  Notices by the Company to the Administrative
                ----------------
Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 10:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                    Number of
                                                     Business
Notice                                              Days Prior
--------------------------------------              ----------

     Termination or reduction
     of Commitments                                     2

     Borrowing or prepayment of,
     or Conversions into,
     Base Rate Loans                                    0

     Borrowing or prepayment of,
     Conversions into, Continuations
     as, or duration of Interest
     Period for, Eurodollar Loans                       3


Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section
4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loan to result from such Conversion) and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Banks of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          4.06  Non-Receipt of Funds by the Administrative Agent.  Unless the
                -------------------------------------------------
Administrative Agent shall have been notified by a Bank or the Company (the

"Payor") prior to the date on which the Payor is to make payment to the
------
Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by it hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be
                                 -------- -------
effective upon receipt, that the Payor does not intend to make the Required

Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid.

          4.07  Sharing of Payments, Etc.
                --------------------------

          (a)  The Company agrees that, in addition to (and without limitation
of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option if an Event of Default shall be continuing, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans or any other amount payable to such Bank hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Administrative Agent thereof, provided that such Bank's failure to give such
                                  --------
notice shall not affect the validity thereof.

          (b) If any Bank shall obtain from the Company payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Basic Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by the Company to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Banks, provided that if
                                                              --------
at the time of such payment the outstanding principal amount of the Loans shall not be held by the Banks pro rata in accordance with their respective Commitments in effect at the time such Loans were made (by reason of a failure of a Bank to make a Loan hereunder in the circumstances described in the last paragraph of Section 11.04 hereof), then such purchases of participations and/or direct interests shall be made in such manner as will result, as nearly as is practicable, in the outstanding principal amount of the Loans being held by the Banks pro rata according to the amounts of such Commitments. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) The Company agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

          (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.


          Section 5.  Yield Protection, Etc.
                      ----------------------

          5.01  Additional Costs.
                -----------------

          (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate such Bank for any costs that such Bank determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional
                                                                ----------
Costs"), resulting from any Regulatory Change that:

               (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of any of such Loans (other than taxes imposed on or measured by the overall net income of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

              (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement used in the determination of the Eurodollar Rate for any Interest Period for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in
     Section 1.01 hereof), or any commitment of such Bank (including, without limitation, the Commitment of such Bank hereunder); or

             (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities) or its Commitment.

If any Bank requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Administrative Agent), suspend the obligation of such Bank thereafter to make or Continue Eurodollar Loans, or to Convert Loans of any other Type into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Bank to receive
--------
the compensation so requested.

          (b) Without limiting the effect of the provisions of Section 5.01(a) hereof, in the event that, by reason of any Regulatory Change, any Bank either
(i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Bank to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

          (c)  Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national or supra-national level the Basel Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix A)), of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

          (d) Each Bank shall notify the Company of any event occurring after the date hereof entitling such Bank to compensation under Section 5.01(a) or (c) hereof as promptly as practicable, but in any event within 45 days, after such Bank obtains actual knowledge thereof; provided that (i) if any Bank fails to
                                       --------
give such notice within 45 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this
Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice and (ii) each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to the Company a certificate setting forth the basis and amount of each request by such Bank for compensation under Section 5.01(a) or (c) hereof. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) hereof, or of the effect of capital maintained pursuant to Section 5.01 hereof, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a
            --------
reasonable basis.

          5.02  Limitation on Types of Loans.  Anything herein to the contrary
                -----------------------------
notwithstanding, if, on or prior to the determination of the Eurodollar Base Rate for any Interest Period for any Eurodollar Loan:

          (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (b) the Majority Banks determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section
     1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Bank prompt notice thereof and, so long as such condition remains in effect, the Banks shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Loans of any other Type into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with Section 2.08 hereof.

          5.03  Illegality.  Notwithstanding any other provision of this
                -----------
Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole opinion of such Bank, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Bank), then such Bank shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Bank's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable). Subject to the first parenthetical in the preceding sentence, any Bank subject to any such illegality shall use reasonable efforts to designate a different Applicable Lending Office to avoid such illegality.

          5.04  Treatment of Affected Loans.  If the obligation of any Bank to
                ----------------------------
make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Bank's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Bank may specify to the Company with a copy to the Administrative Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Bank's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Bank as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Loans of such Bank that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Bank gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Bank's Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Banks are outstanding, such Bank's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Eurodollar Loans and by such Bank are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

          5.05  Compensation.  The Company shall pay to the Administrative
                -------------
Agent for account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank determines is attributable to:

          (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in
     Section 6 hereof to be satisfied) to borrow, Continue or Convert into a Eurodollar Loan from such Bank on the date for such borrowing, Continuation or Conversion specified in the relevant notice of borrowing, Continuation or Conversion given pursuant to Section 2.02 or 4.05 hereof.


Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current

Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

          5.06  U.S. Taxes.
                -----------

          (a) The Company agrees to pay to each Bank that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder and under its Note after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts
         --------
shall not apply:

          (i) to any payment to any Bank hereunder unless such Bank is, on the date hereof (or on the date it becomes a Bank hereunder as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Bank, either entitled to submit a Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Bank hereunder in respect of the Loans), or

         (ii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.06(a), (A) "U.S. Person" shall mean a
                                               -----------
citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the

United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B)

"U.S. Taxes" shall mean any present or future tax, assessment or other charge or
-----------
levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "Form 1001" shall mean Form 1001 (Ownership,
                                   ---------
Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America and (D) "Form 4224" shall mean Form 4224 (Exemption
                                  ---------
from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America. Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

          (b) Within 30 days after paying any amount to the Administrative Agent or any Bank from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

          5.07  Replacement of Bank.  Provided that no Default shall have
                --------------------
occurred and be continuing, the Company may, at any time, replace any Bank that has requested compensation from the Company pursuant to Section 5.01(a) or (c) or Section 5.06 hereof or has invoked Section 5.03 hereof and whose Commitment at such time (together with the Commitments of all other Banks being replaced at such time) does not exceed 30% of the aggregate amount of the Commitments at such time, by giving not less than ten (10) Business Days' prior written notice to the Administrative Agent (which shall promptly notify such Bank), that it intends to replace such Bank with respect to its Commitment with one or more financial institutions (including, but not limited to, any other Bank under this Agreement) selected by the Company and acceptable to the Administrative Agent (acting reasonably). Upon the effective date of any replacement, the Company shall pay (or cause to be paid) to the Bank being replaced any amounts owing to such Bank hereunder (including, without limitation, the aggregate principal amount of its Loans, accrued interest thereon, any accrued facility fee, amounts payable pursuant to Section 5.05 hereof and any amounts payable under Section
5.01 or 5.06 hereof, collectively, the "Termination Costs"), whereupon each
                                        -----------------
replacement bank shall become a "Bank" for all purposes of this Agreement having a Commitment in the amount of such Bank's Commitment assumed by it, and such Commitment of the Bank being replaced shall be terminated upon such effective date and all of such Bank's rights and obligations under this Agreement shall terminate (provided that the obligations of the Company under Section 5.01, 5.05 and 11.03 hereof to such Bank shall survive such replacement as provided in
Section 11.07 hereof).

          Section 6.  Conditions Precedent.
                      --------------------

          6.01  Initial Loan.  The obligation of any Bank to make its initial
                -------------
Loan hereunder is subject to (i) the condition precedent that such Loan shall be made on or before November 1, 1996, (ii) in respect of documentary matters, the receipt by the Administrative Agent of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Bank) in form and substance and (iii) in respect of nondocumentary matters, the satisfaction of the specified condition precedent to the satisfaction of the Administrative Agent (and, to the extent specified below, each Bank):

          (a)  Corporate Documents.  The following documents, each certified as
               -------------------
     indicated below:

               (i) for the Company, a copy of the certificate of incorporation, as amended and in effect, of the Company certified as of a recent date by the Secretary of State of its jurisdiction of incorporation, and a certificate from such Secretary of State dated as of a recent date as to the good standing of and charter documents filed by the Company;

              (ii) for the Company, a certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Company as amended and in effect at all times from the date on which the resolutions referred to in clause (B) below were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of such of the Basic Documents to which the Company is or is intended to be a party and the Loans hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of the Company has not been amended since the date of the certification thereto furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of the Company executing such of the Basic Documents to which the Company is intended to be a party and each other document to be delivered by the Company from time to time in connection therewith (and the Administrative Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from the Company); and

             (iii) for the Company, a certificate of another officer of the Company as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of the Company.

          (b)  Officer's Certificate.  A certificate of a senior officer of the
               ---------------------
     Company, dated the Closing Date, to the effect set forth in the first sentence of Section 6.03 hereof.

          (c)  Opinion of Counsel to the Company.  An opinion, dated the Closing
               ---------------------------------
     Date, of Glenn P. Felton, Vice President and Managing Corporate Counsel of the Company, substantially in the form of Exhibit B hereto and covering such other matters as the Administrative Agent or any Bank may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to the Banks and the Administrative Agent).

          (d)  Opinion of Special New York Counsel to the Banks.  An opinion,
               ------------------------------------------------
     dated the Closing Date, of Vedder, Price, Kaufman, Kammholz & Day, special New York counsel to the Banks, substantially in the form of Exhibit C hereto.

          (e)  Notes.  The Notes, duly completed and executed.
               -----

          (f) Repayment of Refinanced Debt.  Evidence of the concurrent
              ----------------------------
     repayment of the Company's Refinanced Debt (the "Refinancing") and the
                                                      -----------
     termination of the commitments thereunder.

          (g) Payment of Fees and Expenses.  Evidence of the payment by the
              ----------------------------
     Company of (i) the upfront fee, if any, payable to each Bank as separately agreed by such Bank and Chase, (ii) such fees as the Company shall have separately agreed to pay to Chase and (iii) amounts owing under Section

     11.03 hereof to the extent it has received invoices therefor on or before the date of the initial borrowing hereunder.

          (h) Insurance.  A certificate of a senior officer of the Company
              ---------
     describing in reasonable detail the types and amounts of insurance maintained by the Company and its Subsidiaries, which types and amounts shall be satisfactory to the Banks.

          (i) Reserves.  An opinion of the senior actuaries of the Insurance
              --------
     Subsidiaries as to the adequacy of the Insurance Subsidiaries' reserves.

          (j) Litigation.  The Banks' satisfaction with any litigation or
              ----------
     proceedings affecting the Company or any of its Subsidiaries and deemed material by the Banks.

          (k) Other Documents.  Such other documents as the Administrative Agent
              ---------------
     or any Bank or special New York counsel to the Banks may reasonably request.

          6.02  Acquisition/Post-Acquisition Loan.  The obligation of any Bank
                ----------------------------------
to make any Loan hereunder on (or its first Loan to be made at any time after) the Acquisition Date is subject to (i) in respect of documentary matters, the receipt by the Administrative Agent of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Bank) in form and substance and (ii) in respect of nondocumentary matters, the satisfaction of the specified condition precedent to the satisfaction of the Administrative Agent (and, to the extent specified below, each Bank):

          (a) Acquisition.  The Banks' review and satisfaction with the terms
              -----------
     and conditions of the Acquisition and the Zurich Investment, the other transactions contemplated hereby and thereby and the documentation relating to each thereof, including, without limitation, the Purchase Agreement, and the Acquisition and the Zurich Investment shall be concurrently, or shall have become, effective.

          (b) Projections.  The Banks' review of and satisfaction with the
              -----------
     Company's projections and pro forma financial statements reflecting the forecasted financial condition, income and expenses of the Company and its

     Subsidiaries after giving effect to the borrowings hereunder, the Acquisition and the other transactions contemplated hereby.

          (c) Purchase Agreement.  A certified copy of the Purchase Agreement
              ------------------
     (together with all exhibits and schedules thereto), which shall have been duly approved by the boards of directors of the Company and Paul Revere and shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. All conditions to the Acquisition contained in the Purchase Agreement shall have been met in all material respects or waived with the concurrence of the Banks, acting reasonably.

          (d) Available Cash.  Evidence that the aggregate amount of the funds
              --------------
     available to the Company in the form of Loans that may be borrowed utilizing available Commitments hereunder and available cash and cash equivalents shall be sufficient to consummate the Acquisition and the Refinancing.

          (e) Margin Regulations.  The Banks' satisfaction that the borrowings
              ------------------
     hereunder shall be in full compliance with all legal requirements, including, without limitation, Regulations G, T, U and X.

          (f) Legal Compliance.  Evidence of compliance with all applicable U.S.
              ----------------
     federal, state and local laws and regulations, where such compliance is material, and evidence that all material and necessary licenses, permits and governmental and third-party consents, filings and notices to effect the Acquisition shall have been obtained and shall be in full force and effect, including without limitation: (i) the approval of the Commissioners of Insurance of the Commonwealth of Massachusetts and the State of Delaware; (ii) any consents which may be required under the insurance laws of any state in which Paul Revere or any of its subsidiaries conducts any business or owns any assets; and (iii) filings pursuant by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have been made and the waiting period thereunder shall have expired or been terminated without any injunction or enforcement action having been taken by the Federal Trade Commission or the Department of Justice in respect thereof.

          (g) Litigation.  The Banks' satisfaction with any litigation or other
              ----------
     proceedings with respect to the Acquisition or the other transactions contemplated thereby.

          (h) Due Diligence.  Satisfactory completion of other due diligence
              -------------
     customary for a transaction of this type.

          (i) Capital.  Evidence that the Company's capital structure is as
              -------
     reflected in Section 7.16 hereof.

          (j)  Other Documents.  Such other documents as the Administrative
               ---------------
     Agent or any Bank or special New York counsel to the Banks may reasonably request.

          6.03  Initial and Subsequent Loans.  The obligation of the Banks to
                -----------------------------
make any Loan to the Company upon the occasion of each borrowing hereunder (including the initial borrowing) is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof: (a) no Default shall have occurred and be continuing; and (b) the representations and warranties made by the Company in Section 7 hereof and in the other Basic Documents shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

          Section 7.  Representations and Warranties.  The Company represents
                      ------------------------------
and warrants to the Administrative Agent and the Banks that:

          7.01  Corporate Existence.  Each of the Company and its Subsidiaries:
                --------------------
(a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

          7.02   Financial Condition.
                 --------------------

          (a) The consolidated and, in the case of the Company only, unconsolidated statements of financial condition of the Company and its Consolidated Subsidiaries as at December 31, 1995 and the related consolidated and unconsolidated statements of operations, stockholders' equity and changes in cash flows of the Company and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated statement of financial condition and statements) of Ernst & Young LLP and the unaudited consolidated and unconsolidated statements of financial condition of the Company and its Consolidated Subsidiaries as at March 31, 1996 and the related consolidated and unconsolidated statements of operations, stockholders' equity and cash flows of the Company and its Consolidated Subsidiaries for the three-month period ended on such date, heretofore furnished to each of the Banks, are complete and correct and fairly present in all material respects the consolidated financial position of the Company and its Consolidated Subsidiaries, and the unconsolidated financial condition of the Company, as at said dates and the consolidated and, in the case of the Company only, unconsolidated results of their operations and their cash flows for the fiscal year and three-month period ended on said dates (subject, in the case of such financial statements as at March 31, 1996, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. Neither the Company nor any of its Subsidiaries had on said dates any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said statements of financial condition as at said dates. Since December 31, 1995, there has been no material adverse change in the consolidated financial condition, operations, business, assets (and nature thereof), liabilities (including, without limitation, tax, ERISA and environmental liabilities) or prospects taken as a whole of the Company and its Consolidated Subsidiaries from that set forth in said financial statements as at said date.

          (b) With respect to each Insurance Subsidiary, the statutory financial statements of such Insurance Subsidiary as at December 31, 1995, as filed with its Applicable Insurance Regulatory Authority, and the quarterly statement for the three-month period ended on March 31, 1996, heretofore furnished to each of the Banks, present in all material respects the financial condition of such Insurance Subsidiary as at said dates and its results of operations for its fiscal year and three-month period ended on said dates, in each case, in accordance with statutory reporting practices prescribed or permitted by its Applicable Insurance Regulatory Authority for the preparation of financial statements and other financial reports by insurance corporations of the type of such Insurance Subsidiary.

          7.03   Litigation.  There are no legal or arbitral proceedings, or
                 -----------
any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries in which there is a reasonable possibility of an adverse determination or contingent liability not reflected on the Company's financial statements referred to in Section 7.02 hereof that could have a Material Adverse Effect.

          7.04  No Breach.  None of the execution and delivery of this
                ----------
Agreement, the Notes and the Purchase Agreement, the consummation of the transactions herein and therein contemplated, including the Acquisition, or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

          7.05  Action.  The Company has all necessary corporate power,
                -------
authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents and the Purchase Agreement; the execution, delivery and performance by the Company of each of the Basic Documents and the Purchase Agreement have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the Notes, the other Basic Documents and the Purchase Agreement when executed and delivered by the Company (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          7.06  Approvals.  No authorizations, approvals or consents of, and no
                ----------
filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Company of (x) the Basic Documents or for the legality, validity or enforceability hereof or thereof or (y) except as specified in
Section 6.02(f) hereof, the Purchase Agreement, and, as at the Acquisition Date, each of such authorizations, approvals, consents, filings and registrations referred to in said Section 6.02(f) will be in full force and effect and will not have been not withdrawn or modified.

          7.07  Use of Credit.  Neither the Company nor any of its Subsidiaries
                --------------
is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock. Not more than 10% of the value of the Properties of the Company and its Consolidated Subsidiaries (determined on a consolidated basis) is attributable to Margin Stock.

          7.08  ERISA.  The Company and the ERISA Affiliates have fulfilled
                ------
their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

          7.09  Taxes.  United States Federal income tax returns of the Company
                ------
and its Subsidiaries have been examined and closed to further assessment through the fiscal year of the Company ended December 31, 1985. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate.

          7.10  Investment Company Act.  Except for those Subsidiaries
                -----------------------
specified on Schedule III hereto, neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          7.11  Public Utility Holding Company Act.  Neither the Company nor
                -----------------------------------
any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.12  Credit Agreements.  Schedule I hereto is a complete and correct
                ------------------
list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, Guarantee or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or Guarantee by, the Company or any of its Consolidated Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement is correctly described in said Schedule I.

          7.13  Hazardous Materials.  The Company and each of its Subsidiaries
                --------------------
have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. The Company and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a Material Adverse Effect.

          7.14  Subsidiaries, Etc.   Set forth in Schedule II hereto is a
                -------------------
complete and correct list, as of the date of this Agreement, of all Subsidiaries of the Company (and the respective jurisdiction of organization of each such Subsidiary) and of all Investments held by the Company or any of its Subsidiaries in any joint venture. Except as disclosed in Schedule II hereto the Company owns, free and clear of Liens, all outstanding shares of such Subsidiaries (and each such Subsidiary owns, free and clear of Liens, all outstanding equity interests of its Subsidiaries) and all such shares are validly issued, fully paid and non-assessable and the Company (or the respective Subsidiary) also owns, free and clear of Liens, all such Investments.

          7.15  True and Complete Disclosure.  The information, reports,
                -----------------------------
financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Administrative Agent or any Bank in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company and its Subsidiaries to the Administrative Agent and the Banks in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Banks for use in connection with the transactions contemplated hereby or thereby.

          7.16  Capitalization.  As of the Closing Date, the authorized capital
                ---------------
stock of the Company consists of (i) 65,000,000 shares of common stock, par value $1.00 per share, of which approximately 45,544,430 shares are duly and validly issued and outstanding and (ii) 25,000,000 shares of preferred stock, par value $1.00 per share, of which 1,041,534 shares of 8.10% cumulative preferred stock, liquidation value of $150 per share, are duly and validly issued and outstanding, each of which issued and outstanding shares are fully paid and nonassessable. On the Acquisition Date, the authorized capital stock of the Company will consist of (i) 150,000,000 shares of common stock, par value $1.00 per share and (ii) 25,000,000 shares of preferred stock, par value $1.00 per share. In connection with the Zurich Investment, the Company will issue 9,523,810 shares of common stock of the Company. In connection with the Acquisition, the Company will issue no less than 6,644,518 nor more than 14,414,414 shares of common stock of the Company, each of which will be fully paid and nonassessable. As of the Acquisition Date, (x) except for employee benefit and salary plans, there will be no outstanding Equity Rights with respect to the Company and (y) except for employee benefit and salary plans, there will be no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor will there be any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

          7.17  Purchase Agreement.  The Company has delivered to the
                -------------------
Administrative Agent true and complete copies of the Purchase Agreement (including all schedules and exhibits thereto).


          Section 8.  Covenants of the Company.  The Company covenants and
                      ------------------------
agrees with the Banks and the Administrative Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:

          8.01 Financial Statements.  The Company shall deliver to each of the
               ---------------------
Banks:

          (a) as soon as available and in any event within 45 days after the end of each quarterly fiscal period ending March 31, June 30 and September 30 of each fiscal year of the Company, consolidated statements of operations and cash flow of the Company and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, and the related consolidated statements of financial condition as at the end of such period and as at the previous year end, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said financial statements fairly present in all material respects the consolidated financial position and results of operations and cash flows of the Company and its Consolidated Subsidiaries, in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated statements of operations, stockholders' equity and cash flow of the Company and its Consolidated

     Subsidiaries for such year and, in the case of the Company only, unconsolidated statements of operations and cash flows for such year and the related consolidated and unconsolidated statements of financial condition as at the end of such year, setting forth in each case in comparative form the corresponding consolidated and unconsolidated figures for the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and statements of financial condition, by an unqualified opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present in all material respects the consolidated financial position and results of operations and cash flows of the Company and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in conformity with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default arising from the breach of any of Sections 8.07 through 8.13 hereof (inclusive), and (ii) in the case of said unconsolidated statements and statement of financial condition, by a certificate of a senior financial officer of the Company, which certificate shall state that said unconsolidated financial statements fairly present in all material respects the unconsolidated financial position and results of operations and cash flows of the Company in conformity with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

          (c) as soon as available and in any event not later than 60 days after the end of each fiscal year of each Insurance Subsidiary, (i) the Annual Statements of such Insurance Subsidiary (prepared in accordance with the statutory accounting practices required or permitted by its Applicable Insurance Regulatory Authority) for such fiscal year as filed with such Applicable Insurance Regulatory Authority, together with the opinion thereon of a senior financial officer of such Insurance Subsidiary stating that such Annual Statements present the statutory financial condition of such Insurance Subsidiary in accordance with statutory accounting practices required or permitted by such Applicable Insurance Regulatory Authority and
     (ii) an opinion of the appointed actuary of such Insurance Subsidiary or independent certified public accountants of recognized national standing affirming the adequacy of the insurance reserves of such Insurance Subsidiary; in addition, no later than April 1 following the end of each fiscal year of each Insurance Subsidiary, the management's discussion and analysis relating to the Annual Statements of such Insurance Subsidiary for such fiscal year;

          (d) as soon as available and in any event not later than the May 1 following the end of each fiscal year of the Company, the Consolidated Annual Statement of the Company's Insurance Subsidiaries (prepared in accordance with the statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority for the Company) for such fiscal year as filed with such Applicable Insurance Regulatory Authority, together with the opinion thereon of a senior financial officer of the Company stating that such Annual Statement of the Company's Insurance Subsidiaries was prepared in accordance with statutory accounting practices required or permitted by such Applicable Insurance Regulatory Authority;

          (e) as soon as available and in any event within 45 days after the end of each fiscal quarter ending March 31, June 30 and September 30 of each Insurance Subsidiary, quarterly statutory financial statements of such Insurance Subsidiary (prepared in accordance with statutory accounting practices required or permitted by its Applicable Insurance Regulatory Authority) for such fiscal quarter as filed with such Applicable Insurance Regulatory Authority, together with the opinion thereon of a senior financial officer of such Insurance Subsidiary stating that such statutory financial statements present the statutory financial condition of such Insurance Subsidiary in accordance with statutory accounting practices required or permitted by such Applicable Insurance Regulatory Authority;

          (f) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

          (g) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (h) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

               (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, other than (x) any reportable event for which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a
                                                          --------
          failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under
          Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code) or (y) a reportable event for which notice to the PBGC is waived or penalties have been waived under PBGC Technical Update 95-3;

              (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan that would result in a liability to the Company;

             (iii) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

              (iv) the complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

               (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

          (i) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default (and stating that such notice is a "Notice of Default") describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto;

          (j) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Administrative Agent may reasonably request; and

          (k) notice of any change in the Moody's Rating, Moody's Claims Rating, S&P Rating, S&P Claims Rating or any Insurance Subsidiary's A.M. Best rating promptly after the same shall have occurred.

The Company will furnish to the Administrative Agent on behalf of each Bank, at the time it furnishes each set of financial statements pursuant to Section 8.01(a), (b), (d) or (e) hereof, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.07 through 8.13 hereof (inclusive) as of the end of the respective quarterly fiscal period or fiscal year.

          8.02  Litigation.  The Company will promptly give to each Bank notice
                -----------
of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings in which there is no reasonable possibility of an adverse determination that could have a Material Adverse Effect.

          8.03  Existence, Etc.   The Company will, and will cause each of its
                ----------------
Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this
                                                  --------
     Section 8.03 shall prohibit any transaction expressly permitted under
     Section 8.05 hereof);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

          (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; and

          (e) permit representatives of any Bank or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Administrative Agent (as the case may be).

          8.04   Insurance.  The Company shall, and shall cause each of its
                 ----------
Subsidiaries to, maintain worker's compensation insurance, liability insurance and insurance on its properties, assets and business, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies engaged in similar businesses. Except in respect of errors and omissions policies, the Company shall not permit the types or amounts of self-insurance maintained by it and its Subsidiaries to be materially increased beyond the types and amounts thereof set forth in the certificate referred to in
Section 6.01(h) hereof.

          8.05  Limitation of Fundamental Changes.  The Company will not, nor
                ----------------------------------
will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). Except for the Acquisition, the Company will not, and will not permit any of its Subsidiaries to, acquire any business or assets from, or capital stock of, or be a party to any acquisition of, any Person (each, a "Corporate Acquisition") except for purchases of inventory and
                 ---------------------
other assets to be sold or used in the ordinary course of business and Investments permitted under Section 8.08 hereof. The Company will not, and will not permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a Substantial Part of its business or assets, whether now owned or hereafter acquired (including, without limitation, shares of stock and indebtedness of Subsidiaries, receivables and leasehold interests); and any conveyance, sale, lease, transfer or other disposition not prohibited by this sentence shall be on an arm-length basis. Notwithstanding the foregoing provisions of this Section 8.05: (a) the Subsidiaries of the Company may enter into reinsurance transactions in respect of individual disability policies in the ordinary course of business if both the liability in respect of such policies and their associated assets are transferred pursuant to such reinsurance policies on an arms-length basis and (b) if no Default exists or would result therefrom (including, without limitation, in respect of Section 8.14 hereof):

          (i) the Company may be merged or consolidated with or into any other Person so long as the Company is the surviving corporation;

          (ii) any Subsidiary of the Company may be merged or consolidated with or into: (x) the Company if the Company shall be the continuing or surviving corporation or (y) any other such Subsidiary; provided that if any such transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

          (iii) any such Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or a Wholly-Owned Subsidiary of the Company;

          (iv) any Subsidiary of the Company may change its domicile from one state in the United States of America to another state in the United States of America;

          (v) the Company or any Subsidiary may (x) convey, sell, lease, transfer or otherwise dispose of any Investments in connection with a bulk sale thereof if the proceeds of such disposition are reinvested by the Company or such Subsidiary in Investments of the same or higher investment quality or (y) sell, transfer or otherwise dispose of any Subsidiary that is an insurance company, the assets (or substantially all of the assets) of which have been disposed of pursuant to clause (iii) above;

          (vi) the Company or any Subsidiary may effect a Corporate Acquisition unless effecting the same would have Material Adverse Effect; and

          (vii) the Company or any Subsidiary may convey, sell, transfer or otherwise dispose of all or any portion of their respective group pension business so long as any such disposition is to a non-Affiliate of the Company, is effected on an arms length basis and no special Dividend Payment is declared or made with (or related to) the proceeds thereof.

          8.06  Certain Obligations Respecting Subsidiaries.  Subject to the
                --------------------------------------------
provisions of Section 8.05 hereof, the Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that it at all times owns at least the same percentage of the issued and outstanding shares of each class of stock of each of its Subsidiaries as is owned on the date of the initial Loans hereunder. Without limiting the generality of the foregoing, the Company will not, nor will it permit any of its Subsidiaries to, sell, transfer or otherwise dispose of any shares of stock in any Subsidiary owned by them (except for a sale, transfer or other disposition permitted under Section 8.05 hereof) and the Company will not, nor will it permit any of its Subsidiaries to, issue any shares of stock of any class whatsoever to any Person (except directors' qualifying shares).

          8.07  Limitation on Liens.  (a)  The Company will not, nor will it
                --------------------
permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except (subject to paragraph (b) of this Section 8.07):

          (i) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or any of its Subsidiaries, as the case may be, in accordance with GAAP;

          (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent, for an amount and for a period not resulting in an Event of Default under Section 9(h) hereof;

          (iii) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations (including those in respect of insurance company qualification requirements), surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (v) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (vi) Liens upon personal Property securing obligations arising out of Derivatives Obligations entered into solely for hedging purposes;

          (vii) Liens on (A) marketable direct obligations issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America sold by the Company or any of its Subsidiaries under a repurchase agreement with a bank or a primary dealer of United States government securities (a "Repo Counterparty ") maturing
                                                -----------------
     within 30 days from the date of sale, provided that the terms of such agreement comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depositary Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985 (or any successor guidelines) and (B) other marketable debt securities under a repurchase agreement and/or securities lending agreement with a bank or a primary dealer of such securities (the "Counterparty") maturing within 30
                                             ------------
     days from the date of sale if the terms of such agreement comply with such guidelines; provided that, in the case of any mortgage-backed security subject to such an arrangement, the Counterparty thereof may, in lieu of returning such security, return another mortgage-backed security of the same value, yield and rating, and otherwise having comparable economic terms; provided further that the Company and its Subsidiaries will continue their policies in effect on the date hereof requiring collateral from their Repo Counterparties and Counterparties;

          (viii) Liens on (x) Property acquired or (y) Property of any Person which is subject to a Corporate Acquisition, in each case, after the date of this Agreement, provided that such Liens are in existence at the time such acquisition and were not created in anticipation thereof; provided further, the aggregate Indebtedness secured thereby shall not exceed $25,000,000 in the aggregate at any one time outstanding;

          (ix) additional Liens upon real and/or personal Property, provided that, the aggregate Indebtedness secured thereby shall not exceed $25,000,000 in the aggregate at any one time outstanding; and

          (x) any extension, renewal or replacement of the foregoing, provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property).

          (b)  Notwithstanding subparagraphs (a)(i) through (a)(x) of this
Section 8.07, the Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any stock issued by any Insurance Subsidiary.

          8.08  Investments.  The Company will not permit to remain
                ------------
outstanding:

          (a) any Investments that consist of capital stock, partnership or other ownership interests or other equity securities in any Person (other than a Subsidiary or Affiliate of the Company) in an aggregate amount (for all such Investments) in excess of 10% of the total investments of the Company and its Subsidiaries (determined on consolidated basis in accordance with GAAP, but excluding the value of any investments of the Company in any of its Subsidiaries or Affiliates);

          (b) any Investments that are Non-Investment Grade Investments (as defined below) in an aggregate amount (for all such Investments) in excess of 10% of the total investments of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP, but excluding the value of any investments of the Company in any of its Subsidiaries or Affiliates); and

          (c) any Investments that consist of real estate (excluding Company occupied properties) and mortgage loans in an aggregate amount (for all such Investments) in excess of 10% of the total investments of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP, but excluding the value of any investments of the Company in any of its Subsidiaries or Affiliates);

provided that the Company may, and may permit its Subsidiaries to, make and maintain Investments in Wholly-Owned Subsidiaries of the Company. For purposes of this Section 8.08, "Non-Investment Grade Investments" shall mean bonds,
                       --------------------------------
debentures, notes or other evidence of, or other obligations to repay, Indebtedness bearing interest at a fixed rate that (i) have been designated by the Securities Valuation Office of the NAIC as having a lower quality than '2' or (ii) do not have a quality designation by said Securities Valuation Office (except in the case of any such Indebtedness that does not have such rating due to its being newly issued (and such failure to have a rating does not exceed 60 days) and if the Company reasonably believes that such Indebtedness would have an NAIC Rating of at least 2).

          8.09  Dividend Payments.  The Company will not declare or make any
                ------------------
Dividend Payment at any time; provided, however, that the Company may declare and make Dividend Payments in cash, subject to the satisfaction of the following condition on the date of such Dividend Payment and after giving effect thereto:

the aggregate amount of Dividend Payments made in the then current fiscal year of Company, including the amount of such Dividend Payment, shall not exceed (i) in the case of the Company's common stock, (x) through December 31, 1997, $0.85 per share and (y) thereafter, $1 per share (provided that any increase in the number of outstanding common stock shares of the Company resulting from (x) a stock split or stock dividend of such shares or (y) the issuance of such shares where the proceeds thereof are utilized to make (or are related to the making of) a special Dividend Payment, shall result in a commensurate proportional decrease in the allowable per share common stock Dividend Payment) and (ii) in the case of the Company's outstanding (as at the date hereof) 8.10% cumulative preferred stock, $13,000,000; provided further, that if the Applicable Margin is at any time during any year computed by reference to category (e) in the definition thereof, the aggregate amount of Dividend Payments made in the then current fiscal year of the Company shall not exceed 30% of the statutory net income of the Insurance Subsidiaries on a combined basis determined in accordance with SAP for the most recently ended fiscal year of the Company.

          8.10  Minimum Adjusted Statutory Surplus.  The Company will not
                -----------------------------------
permit at any time the combined Adjusted Statutory Surplus for all of its directly owned Insurance Subsidiaries to be less than (I) prior to the Acquisition, $600,000,000 and (II) from and after the Acquisition, (i) through December 30, 1998, $875,000,000 and (ii) thereafter, $925,000,000.

          8.11  Consolidated Funded Debt  Ratio.  The Company will not permit at
                -------------------------------
any time Consolidated Funded Debt to exceed 35.00% of the Consolidated Capital.

          8.12  Ratio of Cash Sources to Cash Uses.  The Company will maintain
                -----------------------------------
a ratio of Cash Sources to Cash Uses in excess of 1.5 to 1.

          8.13  Authorized Control Level Risk Based Capital Ratio.  The Company
                --------------------------------------------------
will not as at the last day of any fiscal quarter permit PLAIC's or, from and after the Acquisition, Paul Revere Life Insurance Company's Total Adjusted Capital (as defined in the NAIC's Risk-Based Capital for life and/or Health Insurers Model Act (as then currently in effect), as so adopted (and including any instructions thereunder, the "Model Act") to be less than (x) through
                                  ---------
December 30, 1998, 300% and (y) thereafter, 350% of its Authorized Control Level RBC (as defined in the Model Act).

          8.14  Lines of Business.  The Company will continue, and cause each
                ------------------
of its Consolidated Subsidiaries to continue, to engage in a business of the same general type as conducted by it on the date of this Agreement.

          8.15  Transactions with Affiliates.  Except as expressly permitted by
                -----------------------------
this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business (which may include the purchase of related businesses) if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate.

          8.16  Use of Proceeds.  The Company will use the proceeds of the
                ----------------
Loans hereunder solely (i) to pay a portion of the purchase price for the Acquisition, (ii) to pay the principal of the Refinanced Debt, (iii) to pay certain of the fees, commissions and expenses payable in connection with the foregoing and (iv) for general corporate purposes (including the repurchase by the Company of any of its outstanding preferred stock); provided that (i) none of the proceeds shall be paid over to, or used to fund the operations of, any Subsidiary referred to in Schedule III hereto and (ii) neither the Administrative Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

          8.17   Pari Passu.  The Company will not permit any of its
                 -----------
Indebtedness to creditors not constituting its Subsidiaries to be guaranteed or otherwise supported by, or to have direct access to any assets of, any of its Subsidiaries.

          Section 9.  Events of Default.  If one or more of the following events
                      -----------------
(herein called "Events of Default") shall occur and be continuing:
                -----------------

          (a) The Company shall default in the payment when due of (i) any principal of or interest on any Loan, or (ii) any fee or any other amount payable by it hereunder or under any Note and such default in respect of any such fee or other amount shall have continued unremedied for more than three Business Days; or

          (b) The Company or any of its Consolidated Subsidiaries shall default in the payment when due of any amount of principal of any of its other Indebtedness the aggregate amount of which other Indebtedness is $10,000,000 or more or shall default in the payment when due of any interest on any such Indebtedness or on any amount payable under any Derivatives Obligation and such default in the payment of interest or amount shall remain unremedied for three or more Business Days; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any Derivatives Obligation shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at level specified in relation to the par value thereof or, in the case of an Derivatives Obligations, to permit the payments owing under such Derivatives Obligations to be liquidated; or

          (c) Any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by the Company, or any certificate furnished to any Bank or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) The Company shall default in the performance of any of its obligations under any of Sections 8.01(i), 8.05 through 8.13 (inclusive),
     8.16 and 8.17 hereof; or the Company shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of 30 days after notice thereof to the Company by the Administrative Agent or any Bank (through the Administrative Agent); or

          (e) The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, rehabilitation, supervision, conservatorship, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding, order or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries, in any court of competent jurisdiction, or by any applicable insurance regulatory authority seeking (i) its reorganization, rehabilitation, supervision, conservatorship, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its Property, or (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in writing in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) An event or condition specified in Section 8.01(h) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Banks, would (either individually or in the aggregate) have a Material Adverse Effect; or

          (j) except as expressly permitted by Section 8.05 hereof: (i) any Person (other than Zurich Insurance Company) or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Company; or (ii) during any period of 25 consecutive calendar months, individuals who were directors of the Company on the first day of such period shall no longer constitute a majority of the board of directors (excluding any directors that replaced individuals who ceased to be directors during such period by reason of death or retirement (voluntary or mandatory) and any directors who were appointed or whose election was approved by a majority of the board of directors holding office at the time of such election) of the Company;


THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (e), (f) or (g) of this Section 9 with respect to the Company, the

Administrative Agent may and, upon request of the Majority Banks will, by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in clause (e), (f) or (g) of this Section 9 with respect to the Company, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.


          Section 10.  The Administrative Agent.
                       ------------------------

          10.01  Appointment, Powers and Immunities.  Each Bank hereby
                 -----------------------------------
irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.05 hereof and the first sentence of Section
10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Company to such assignment or transfer (to the extent provided in Section 11.06(b) hereof).

          10.02  Reliance by Administrative Agent.  The Administrative Agent
                 ---------------------------------
shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

          10.03  Defaults.  The Administrative Agent shall not be deemed to
                 ---------
have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of facility fees) unless the Administrative Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Administrative Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Administrative Agent shall have received
--------
such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such

Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

          10.04  Rights as a Bank.  With respect to its Commitment and the
                 -----------------
Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company (and any of their Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

          10.05  Indemnification.  The Banks agree to indemnify the
                 ----------------
Administrative Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03) ratably in accordance with their respective Commitments (and, after the Commitments have been terminated, ratably in accordance with the aggregate principal amount of the Loans held by the Banks), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any
Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 11.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the
                          --------
foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          10.06  Non-Reliance on Administrative Agent and Other Banks.  Each
                 -----------------------------------------------------
Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

          10.07  Failure to Act.  Except for action expressly required of the
                 ---------------
Administrative Agent hereunder and under the other Basic Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          10.08  Resignation or Removal of Administrative Agent.  Subject to
                 -----------------------------------------------
the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Company, and the Administrative Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, that shall be a bank having an office in the continental United States with a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

          10.09  Agency Fee.  So long as the Commitments are in effect and
                 -----------
until payment in full of the principal of and interest on the Loans and all other amounts payable by the Company hereunder, the Company will pay to the Administrative Agent an agency fee payable in such amounts and at such times as separately agreed. Such fee, once paid, shall be non-refundable.

          10.10  Consents under Basic Documents.  Except as otherwise provided
                 -------------------------------
in Section 11.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Banks (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents.


          Section 11.  Miscellaneous.
                       -------------

          11.01  Waiver.  No failure on the part of the Administrative Agent or
                 -------
any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          11.02  Notices.  All notices, requests and other communications
                 --------
provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing

(including, without limitation, by telex or telecopy), delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          11.03  Expenses, Etc.   The Company agrees to pay or reimburse each of
                 ---------------
the Banks and the Administrative Agent for paying: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent actually incurred (including, without limitation, the reasonable fees and expenses of Vedder, Price, Kaufman, Kammholz & Day, special New York counsel to the Banks), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the Loans hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents; (b) all reasonable costs and expenses of the Banks and the Administrative Agent actually incurred (including, without limitation, reasonable counsels' fees) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether or note consummated), or the obligations of the Company hereunder and (ii) the enforcement of this Section 11.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein.

          The Company hereby agrees (i) to indemnify the Administrative Agent and each Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Bank, whether or not the Administrative Agent or any Bank is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel actually incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) and (ii) not to assert any claim against the Administrative Agent, any Bank, any of their affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other Basic Document.

          11.04  Amendments, Etc.   Except as otherwise expressly provided in
                 -----------------
this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Administrative Agent and the Majority Banks, or by the Company and the Administrative Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Administrative Agent acting with the consent of the Majority Banks; provided that: (a) no modification, supplement
                               --------
or waiver shall, unless by an instrument signed by all of the Banks or by the Administrative Agent acting with the consent of all of the Banks: (i) increase, or extend the term of the Commitments, or extend the time or waive any requirement for the reduction or termination of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder,
(v) alter the rights or obligations of the Company to prepay Loans, (vi) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as between the Banks or Types of Loans, (vii) alter the terms of this Section 11.04 or any other provision of this Agreement requiring consent of all Banks, (viii) modify the definition of the term "Majority Banks", or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (ix) waive any of the conditions precedent set forth in Section 6 hereof; and (b) any modification or supplement of Section 10 hereof shall require the consent of the Administrative Agent.

          Anything in this Agreement to the contrary notwithstanding, if at a time when the conditions precedent set forth in Section 6 hereof to any Loan hereunder are, in the opinion of the Majority Banks, satisfied, any Bank shall fail to fulfill its obligations to make such Loan then, for so long as such failure shall continue, such Bank shall (unless the Majority Banks, determined as if such Bank were not a "Bank" hereunder, shall otherwise consent in writing) be deemed solely for all purposes relating to amendments, modifications, waivers or consents under this Agreement or any of the other Basic Documents (including, without limitation, under this Section 11.04 and under Section 10.10 hereof) to have no Loans or Commitment, shall not be treated as a "Bank" hereunder when performing the computation of Majority Banks, and shall have no rights under the preceding paragraph of this Section 11.04; provided that any action taken by the other Banks with respect to the matters referred to in clause (a) of the preceding paragraph shall not be effective as against such Bank.

          11.05  Successors and Assigns.  This Agreement shall be binding upon
                 -----------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.06  Assignments and Participations.
                 -------------------------------

          (a) The Company may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Administrative Agent.

          (b) Each Bank may assign any of its Loans, its Note, its Commitment (but only with the consent of, in the case of its outstanding Commitment, the Administrative Agent and, so long as no Default shall be continuing, the Company, which consents shall not be unreasonably withheld); provided that (i)
                                                             --------
no such consent by the Company or the Administrative Agent shall be required in the case of any assignment to another Bank (or a banking Affiliate of such assigning Bank or any other Bank); (ii) any such partial assignment shall be in an amount at least equal to $5,000,000; and (iii) each such assignment by a Bank of its Loans, Note or Commitment shall be made in such manner so that the same portion of its Loans, Note and Commitment is assigned to the respective assignee. Upon execution and delivery by the assignee to the Company and the Administrative Agent of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the Commitment and Loans specified in such instrument, and upon consent thereto by the Company and the Administrative Agent, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company and the Administrative Agent, the obligations, rights and benefits of a Bank hereunder holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Upon each such assignment the assigning Bank shall pay the Administrative Agent an assignment fee of $3,000.

          (c) A Bank may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans held by it, or in its Commitment, in which event each purchaser of a participation (a "Participant") shall be
                                                     -----------
entitled, to the extent necessary to comply with applicable banking laws and regulations, to the rights and benefits of the provisions of Section 8.01(j) hereof with respect to its participation in such Loans and Commitment as if (and the Company shall be directly obligated to such Participant under such provisions as if) such Participant were a "Bank" for purposes of said Section, but, except as otherwise provided in Section 4.07(c) hereof, shall not have any other rights or benefits under this Agreement or any Note or any other Basic Document (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Company to any Bank under
Section 5 hereof in respect of such Loans and Commitment shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans and Commitment, and as if such Bank were funding each of such Loans and Commitment in the same way that it is funding the portion of such Loans and Commitment in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Bank's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) alter the rights or obligations of the Company to prepay the related Loans or (vi) consent to any modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same, under Section 10.10 or 11.04 hereof, requires the consent of each Bank.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Bank may (without notice to the Company, the Administrative Agent or any other Bank and without payment of any fee) assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

          (e) A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12(b) hereof.

          (f) Anything in this Section 11.06 to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior written consent of each Bank.

          11.07  Survival.  The obligations of the Company under Sections 5.01,
                 ---------
5.05, 5.06 and 11.03 hereof and the obligations of the Banks under Section 10.05 hereof shall survive the repayment of the Loans and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any Loan hereunder, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

          11.08  Captions.  The table of contents and captions and section
                 ---------
headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          11.09  Counterparts.  This Agreement may be executed in any number of
                 -------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          11.10  Governing Law; Submission to Jurisdiction.  This Agreement and
                 ------------------------------------------
the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          11.11  Waiver of Jury Trial.  EACH OF THE COMPANY, THE ADMINISTRATIVE
                 ---------------------
AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          11.12  Treatment of Certain Information; Confidentiality.
                 --------------------------------------------------

          (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such Bank and the Company hereby authorizes each Bank to share any information delivered to such Bank by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of Section 11.12(b) hereof as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

          (b) Each Bank and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement that is identified by the Company as being confidential at the time the same is delivered to the Banks or the Administrative Agent, provided that nothing herein
                                                    --------
shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of this Section 11.12),
(ii) to the extent required by statute, rule, regulation or judicial process,
(iii) to counsel for any of the Banks or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Bank or the Administrative Agent), auditors or accountants, (v) to the Administrative Agent or any other Bank (or to Chase Securities, Inc.), (vi) in connection with any litigation to which any one or more of the Banks or the Administrative Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Basic Document, (vii) to a subsidiary or affiliate of such Bank as provided in Section 11.12(a) hereof or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement substantially in the form of Exhibit D hereto (or executes and delivers to such Bank an acknowledgement to the effect that it is bound by the provisions of this Section 11.12(b), which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans hereunder); provided, further, that in no event shall
                                     --------  -------
any Bank or the Administrative Agent be obligated or required to return any materials furnished by the Company. The obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit D hereto shall be superseded by this Section 11.12 upon the date upon which such assignee becomes a Bank hereunder pursuant to Section 11.06(b) hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                              PROVIDENT COMPANIES, INC.


                              By /s/ George Shell
                                ---------------------------------
                                Title: Treasurer


                              Address for Notices:

                              Provident Companies, Inc.
                              One Fountain Square
                              Chattanooga, TN  37402

                              Attention: Treasurer


                              Telecopier No.: (423) 755-1671

                              Telephone No.:  (423) 755-1011

                              BANKS
                              -----


Commitment                    THE CHASE MANHATTAN BANK
----------

$44,000,000


                              By /s/ Heather Lindstrom
                                ---------------------------------
                                Title: Vice President


                              Lending Office for all Loans:

                                The Chase Manhattan Bank
                                1 Chase Manhattan Plaza
                                New York, New York 10081

                              Address for Notices:

                                The Chase Manhattan Bank
                                1 Chase Manhattan Plaza
                                New York, New York  10081

                              Attention:  Dennis Cogan


                              Telecopier No.: (212) 552-1999

                              Telephone No.: (212) 552-4600

Commitment                    AMSOUTH BANK OF ALABAMA
----------

$42,000,000


                              By /s/ John J. Hooker
                                ---------------------------------
                                Title: Commercial Banking Officer


                              Lending Office for All Loans:

                                Amsouth Bank of Alabama
                                1900 5th Avenue North
                                Birmingham, AL  35203



                              Address for Notices:

                                Amsouth Bank of Alabama
                                1900 5th Avenue North
                                Birmingham, AL  35203



                              Attention:  John J. Hooker


                              Telecopier No.:  (205) 326-5601

                              Telephone No.:  (205) 307-4139

Commitment                    THE FIRST NATIONAL BANK OF CHICAGO
----------

$42,000,000

                              By /s/ Paul T. Schultz
                                ---------------------------------
                                Title: Managing Director


                              Lending Office for All Loans:

                               The First National Bank of Chicago
                               One First National Plaza
                               Suite 0085
                               Chicago, IL  60670-0085



                              Address for Notices:

                               The First National Bank of Chicago
                               One First National Plaza
                               Suite 0085
                               Chicago, IL  60670-0085


                              Attention:  Paul T. Schultz



                              Telecopier No.: (312) 732-4033

                              Telephone No.: (312) 732-7074

Commitment                    FIRST UNION NATIONAL BANK OF
----------
                               NORTH CAROLINA
$42,000,000


                              By /s/ James M. Kipp
                                ---------------------------------
                                Title: Senior Vice President


                              Lending Office for All Loans:

                                First Union National Bank of
                                 North Carolina
                                301 S. College Street, DC-5
                                Charlotte, NC  28288-0735



                              Address for Notices:

                                First Union National Bank of
                                 North Carolina
                                301 S. College Street, DC-5
                                Charlotte, NC  28288-0735


                              Attention:  Robert Mayer


                              Telex No.:  684-3115/Funcha

                              Telecopier No.: (704) 383-9144

                              Telephone No.: (704) 374-6628

Commitment                    FLEET NATIONAL BANK
----------

$42,000,000


                              By /s/ Thomas E. McKinlay
                                ---------------------------------
                                Title: Senior Vice President


                              Lending Office for All Loans:

                                Fleet National Bank
                                777 Main Street
                                Ins. Industry CJ/MO/0250
                                Hartford, CT  06115



                              Address for Notices:

                                Fleet National Bank
                                777 Main Street
                                Ins. Industry CJ/MO/0250
                                Hartford, CT  06115



                              Attention: Thomas McKinlay


                              Telecopier No.: (860) 986-1094

                              Telephone No.: (860) 986-4139

Commitment                    MELLON BANK, N.A.
----------

$42,000,000


                              By /s/ Timothy J. Marchando
                                ---------------------------------
                                Title: Assistant Vice President


                              Lending Office for All Loans:

                                Mellon Bank, N.A.
                                Three Mellon Bank Center
                                Room 2302
                                Pittsburgh, PA  15230



                              Address for Notices:

                                Mellon Bank, N.A.
                                One Mellon Bank Center
                                Room 370
                                Pittsburgh, PA  15258-0001



                              Attention:  Timothy J. Marchando


                              Telecopier No.: (412) 234-8087

                              Telephone No.: (412) 234-7922

Commitment                    ROYAL BANK OF CANADA
----------

$42,000,000


                              By /s/ Yvonne J. Bernard
                                ---------------------------------
                                Title: Manager


                              Lending Office for All Loans:

                                Royal Bank of Canada
                                One Financial Square - 23rd Floor
                                New York, NY  10005-3531



                              Address for Notices:

                                Royal Bank of Canada
                                One Financial Square - 24th Floor
                                New York, NY  10005-3531



                              Attention:  Gary Overton


                              Telecopier No.: (212) 809-7468

                              Telephone No.: (212) 428-6277

Commitment                    SUNTRUST BANK, Atlanta
----------

$42,000,000


                              By /s/ Frank R. Callison
                                ---------------------------------
                                Title: Vice President


                              Lending Office for All Loans:

                               SunTrust Bank
                               Mail Code 118
                               P.O. Box 4418
                               Atlanta, GA 30302


                              Address for Notices:

                               SunTrust Bank
                               Mail Code 118
                               P.O. Box 4418
                               Atlanta, GA 30302


                              Attention:  Frank R. Callison



                              Telecopier No.:  (404) 588-8066

                              Telephone No.:  (404) 658-4905

Commitment                    BANK OF MONTREAL
----------

$30,000,000


                              By /s/ J. Donald Higgins
                                ---------------------------------
                                Title: Managing Director


                              Lending Office for All Loans:

                                Bank of Montreal
                                115 S. LaSalle
                                12th Floor - West
                                Chicago, IL  60603



                              Address for Notices:

                                Bank of Montreal
                                115 S. LaSalle
                                12th Floor - West
                                Chicago, IL  60603



                              Attention:  Bruce Cox


                              Telecopier No.: (312) 750-4352

                              Telephone No.:  (312) 750-3891

Commitment                    BANK OF TOKYO-MITSUBISHI
----------
                              TRUST COMPANY
$30,000,000



                              By /s/ Dane E. Holmes
                                ---------------------------------
                                Title: Attorney-In-Fact


                              Lending Office for All Loans:

                                Bank of Tokyo-Mitsubishi
                                 Trust Company
                                1251 Avenue of the Americas
                                12th Floor
                                New York, NY  10020-1104


                              Address for Notices:

                                Bank of Tokyo-Mitsubishi
                                 Trust Company
                                1251 Avenue of the Americas
                                12th Floor
                                New York, NY  10020-1104



                              Attention:  Dane E. Holmes



                              Telecopier No.: (212) 782-4935

                              Telephone No.:  (212) 782-4354

Commitment                    DEUTSCHE BANK AG, New York
----------
                               and/or Cayman Islands Branches
$30,000,000


                              By /s/ Louis Caltavuturo
                                ---------------------------------
                                Title: Associate


                              By /s/ Eckhard Osenberg
                                ---------------------------------
                                Title: Assistant Vice President



                              Lending Office for Base Rate Loans:

                                Deutsche Bank AG
                                New York Branch
                                31 West 52nd Street
                                New York, NY  10019


                              Lending Office for Eurodollar Loans:

                                Deutsche Bank AG
                                Cayman Islands Branch
                                31 West 52nd Street
                                New York, NY  10019


                              Address for Notices:

                                Deutsche Bank AG
                                New York Branch
                                31 West 52nd Street
                                New York, NY  10019



                              Attention:  CFS, Cheryl Mandelbaum


                              Telex No.:  429166/DEUT BK NY

                              Telecopier No.:  (212) 469-7880

                              Telephone No.:  (212) 469-8426

Commitment                    DRESDNER BANK A.G. New York Branch
----------
                                and Grand Cayman Branch
$30,000,000


                              By /s/ Lloyd C. Stevens
                                ---------------------------------
                                Title: Assistant Vice President


                              By /s/ Latisha Azweem
                                ---------------------------------
                                Title: Assistant Treasurer


                              Lending Office for Base Rate Loans:

                              Dresdner Bank A.G.
                              New York Branch
                              75 Wall Street
                              New York, New York  10005-2889


                              Lending Office for Eurodollar Loans:

                              Dresdner Bank A.G.
                              Grand Cayman Branch
                              75 Wall Street
                              New York, New York  10005-2889


                              Address for Notices:

                              Dresdner Bank A.G.
                              New York Branch
                              75 Wall Street
                              New York, New York  10005-2889


                              Attention:  Lora Lam


                              Telex No.:  421 750 DRESUZ

                              Telecopier No.:  (212) 429-2130

                              Telephone No.:  (212) 429-2288

Commitment                    NATIONSBANK, N.A. (South)
----------

$30,000,000


                              By /s/ William R. Herrell
                                ---------------------------------
                                Title: Officer


                              Lending Office for All Loans:

                                NationsBank, N.A.
                                101 N. Tryon Street
                                Charlotte, NC  28255



                              Address for Notices:

                                NationsBank, N.A.
                                101 N. Tryon Street
                                Charlotte, NC  28255

                              Attention:  Cathy Matthews


                              Telecopier No.: (704) 386-8694

                              Telephone No.:  (704) 388-1110

Commitment                    THE SANWA BANK, LIMITED
----------
                              Atlanta Agency
$30,000,000


                              By /s/ Shelley Browne
                                ---------------------------------
                                Title: President



                              Lending Office for All Loans:

                                The Sanwa Bank, Limited
                                55 E. 52nd Street
                                New York, New York 10055


                              Address for Notices:

                                The Sanwa Bank, Limited
                                55 E. 52nd Street
                                New York, New York 10055



                              Attention:  Ms. Renka Hara


                              Telex No.: 4611830

                              Telecopier No.: (212) 754-2368

                              Telephone No.: (212) 339-6390

Commitment                    THE BANK OF NOVA SCOTIA
----------

$30,000,000


                              By /s/ P.M. Brown
                                ---------------------------------
                                Title: Relationship Manager



                              Lending Office for All Loans:

                                The Bank of Nova Scotia
                                600 Peachtree St., N.E.
                                Suite 2700
                                Atlanta, GA 30308


                              Address for Notices:

                                The Bank of Nova Scotia
                                600 Peachtree St., N.E.
                                Suite 2700
                                Atlanta, GA 30308


                              Attention:  Patrick M. Brown


                              Telex No.:  542319/Scotiabk Atl

                              Telecopier No.: (404) 888-8998

                              Telephone No.: (404) 877-1506

Commitment                    THE SUMITOMO BANK, LIMITED,
----------
                              Atlanta Agency
$30,000,000


                              By /s/ Masayuki Fukushima
                                ---------------------------------
                                Title: Joint General Manager


                              Lending Office for All Loans:

                                The Sumitomo Bank, Limited
                                Atlanta Agency
                                133 Peachtree Street
                                Suite 3210
                                Atlanta, Georgia 30303


                              Address for Notices:

                                The Sumitomo Bank, Limited
                                Atlanta Agency
                                133 Peachtree Street
                                Suite 3210
                                Atlanta, Georgia 30303


                              Attention:  Tom Lawson



                              Telecopier No.: (404) 523-0547

                              Telephone No.: (404) 526-8513

Commitment                    ABN AMRO BANK N.V., New York Branch
----------

$20,000,000

                              By /s/ Parker H. Douglas
                                ---------------------------------
                                Title: Group Vice President


                              By /s/ David W. Eastep
                                ---------------------------------
                                Title: Assistant Vice President


                              Lending Office for All Loans:


                               ABN Amro Bank N.V.
                               500 Park Avenue
                               New York, New York 10022


                              Address for Notices:

                               ABN Amro Bank N.V.
                               500 Park Avenue
                               New York, New York 10022


                              Attention: Victor J. Fennon



                              Telex No.: 423-721 amro ur

                              Telecopier No.: (212) 446-4335

                              Telephone No.: (212) 446-4230

Commitment                    BANQUE NATIONALE DE PARIS
----------

$20,000,000


                              By /s/ Phil Truesdale
                                ---------------------------------
                                Title: Vice President


                              By /s/ Barry S. Feigenbaum
                                ---------------------------------
                                Title: Senior Vice President


                              Lending Office for All Loans:

                                Banque Nationale De Paris
                                499 Park Avenue
                                New York, New York 10022


                              Address for Notices:

                                Banque Nationale De Paris
                                499 Park Avenue
                                New York, New York 10022


                              Attention:  Phil Truesdale


                              Telex No.: 824209

                              Telecopier No.: (212) 415-9695

                              Telephone No.: (212) 415-9719

Commitment                    CREDIT LYONNAIS New York Branch
----------

$20,000,000


                              By /s/ Renaud d'Herbes
                                ---------------------------------
                                Title: Senior Vice President



                              Lending Office for All Loans:

                                Credit Lyonnais New York Branch
                                1301 Avenue of Americas
                                New York, New York 10019


                              Address for Notices:

                                Credit Lyonnais New York Branch
                                1301 Avenue of Americas
                                New York, New York 10019


                              Attention:  Peter Rasmussen


                              Telex No.: 62410 YLRC

                              Telecopier No.: (212) 261-3401

                              Telephone No.: (212) 261-7710

Commitment                    THE DAI-ICHI KANGYO BANK, LIMITED
----------
                              Atlanta Agency
$20,000,000


                              By /s/ Takao Mochizuki
                                ---------------------------------
                                Title: General Manager



                              Lending Office for All Loans:

                                The Dai-Ichi Kangyo Bank, Limited
                                Marquis Two Tower, Suite 2400
                                285 Peachtree Center Avenue, N.E.
                                Atlanta, Georgia  30303


                              Address for Notices:

                                The Dai-Ichi Kangyo Bank, Limited
                                Marquis Two Tower, Suite 2400
                                285 Peachtree Center Avenue, N.E.
                                Atlanta, Georgia  30303



                              Attention:  Michael L. Turner


                              Telex No.: 544173

                              Telecopier No.: (404) 222-9657

                              Telephone No.: (404) 581-0200

Commitment                    PNC BANK, N.A.

$20,000,000


                              By /s/ Eileen McDonald
                                ---------------------------------
                                Title: Assistant Vice President


                              Lending Office for All Loans:

                                PNC Bank, N.A.
                                2 Tower Center
                                East Brunswick, NJ  08816


                              Address for Notices:

                                PNC Bank, N.A.
                                2 Tower Center
                                East Brunswick, NJ  08816



                              Attention:  Eileen M. McDonald


                              Telecopier No.: (908) 220-3270

                              Telephone No.: (908) 220-3265

Commitment                    THE SAKURA BANK, LIMITED,
----------
                               Atlanta Agency
$20,000,000


                              By /s/ Hiroyasu Imanishi
                                ---------------------------------
                                Title: Vice President
                                       and Senior Manager


                              Lending Office for All Loans:

                                The Sakura Bank, Limited
                                245 Peachtree Center Avenue, N.E.
                                Suite 2703
                                Atlanta, Georgia 30303


                              Address for Notices:

                                The Sakura Bank, Limited
                                245 Peachtree Center Avenue, N.E.
                                Suite 2703
                                Atlanta, Georgia 30303


                              Attention:  Charles S. Zimmerman



                              Telecopier No.: (404) 521-1133

                              Telephone No.: (404) 521-3111

Commitment                    SOCIETE GENERALE, New York Branch
----------

$20,000,000

                              By /s/ Laura A. Hope
                                ---------------------------------
                                Title: Vice President


                              Lending Office for All Loans:

                                Societe Generale
                                1221 Avenue of the Americas
                                New York, New York  10020



                              Address for Notices:

                                Societe Generale
                                1221 Avenue of the Americas
                                New York, New York  10020


                              Attention:  Lisa Kim


                              Telex No.: 428802

                              Telecopier No.: (212) 278-7153

                              Telephone No.: (212) 278-6850

Commitment                    STATE STREET BANK & TRUST COMPANY
----------

$20,000,000


                              By /s/ Edward M. Anderson
                                ---------------------------------
                                Title: Vice President


                              Lending Office for All Loans:

                                State Street Bank & Trust Company
                                108 Myrtle Street
                                No. Quincy, MA 02171
                                Credit Services AH-2



                              Address for Notices:

                                State Street Bank & Trust Company
                                108 Myrtle Street
                                No. Quincy, MA 02171
                                Credit Services AH-2

                              Attention:  Edward M. Anderson


                              Telecopier No.: (617) 985-2176

                              Telephone No.:  (617) 985-5301

Commitment                    WACHOVIA BANK OF GEORGIA, N.A.
----------

$42,000,000


                              By /s/ Karin E. Reel
                                ---------------------------------
                                Title: Banking Officer


                              Lending Office for All Loans:

                                Wachovia Bank of Georgia, N.A.
                                191 Peachtree St., NE
                                MC GA-3940
                                Atlanta, GA 30303



                              Address for Notices:

                                Wachovia Bank of Georgia, N.A.
                                191 Peachtree St., NE
                                MC GA-3940
                                Atlanta, GA 30303

                              Attention:  Karin Reel


                              Telecopier No.: (404) 332-5016

                              Telephone No.:  (404) 332-5187

Commitment                    FUJI BANK, LIMITED, Atlanta Agency
----------

$20,000,000

                              By /s/ Toshihiro Mitsui
                                ---------------------------------
                                Title: Vice President and Manager



                              Lending Office for All Loans:

                               Fuji Bank, Limited, Atlanta Agency
                               Marquis One Tower
                               245 Peachtree Center Ave. NE
                               Suite 2100
                               Atlanta, GA 30303



                              Address for Notices:

                               Fuji Bank, Limited, Atlanta Agency
                               Marquis One Tower
                               245 Peachtree Center Ave. NE
                               Suite 2100
                               Atlanta, GA 30303

                              Attention:  Eddie Hunter


                              Telecopier No.: (404) 653-2119

                              Telephone No.:  (404) 653-3133

                              THE CHASE MANHATTAN BANK,
                                as Administrative Agent



                              By /s/ Heather Lindstrom
                                ---------------------------------
                                Title: Vice President

                              Address for Notices to
                                Chase as Administrative Agent:

                              The Chase Manhattan Bank
                              4 Chase MetroTech Center
                              13th Floor
                              Brooklyn, New York  11245

                              Attention:  Laura Rebecca
                                          New York Agency


                              Telex No.:  6720516
                              (Answerback:  CMB NYA UW)

                              Telecopier No.:  (718) 242-6909

                                                                    SCHEDULE III

                              Investment Companies
                              --------------------

                        [To be supplied, if applicable]

                                                                       EXHIBIT A


                                 [Form of Note]

                                PROMISSORY NOTE


$ _______________                                                  July __, 1996
                                                              New York, New York

          FOR VALUE RECEIVED, PROVIDENT COMPANIES, INC., a Delaware corporation (the "Company"), hereby promises to pay to __________________ (the "Bank"), for
      -------                                                       ----
account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure
                                                      --------
of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Bank.

          This Note is one of the Notes referred to in the Credit Agreement dated as of July 30, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, the lenders named therein
              ----------------
and The Chase Manhattan Bank, as Administrative Agent, and evidences Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

          Except as permitted by Section 11.06(b) of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                              PROVIDENT COMPANIES, INC.


                              By_________________________
                                Title:

                               SCHEDULE OF LOANS

          This Note evidences Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:



                                                Amount
  Date       Prin-                               Paid,
  Made,      cipal                   Duration  Prepaid,   Unpaid
Continued    Amount  Type               of     Continued  Prin-
  or           of     of   Interest  Interest     or      cipal   Notation
Converted     Loan   Loan    Rate     Period   Converted  Amount  Made by
-----------  ------  ----  --------  --------  ---------  ------  --------





                                                                       EXHIBIT B

                  [Form of Opinion of Counsel to the Company]


                              July ___, 1996


To: The Banks party to the Credit Agreement referred to below and The Chase Manhattan Bank, as Administrative Agent

Ladies and Gentlemen:

          I am Vice President-General Counsel of Provident Companies, Inc., a corporation organized under the laws of the State of Delaware (the "Company") in
                                                                    -------
connection with the Credit Agreement dated as of July 30, 1996 (the "Credit
                                                                     ------
Agreement") among the Company, the financial institutions named therein and The
---------
Chase Manhattan Bank, as Administrative Agent, providing for loans to be made by said banks to the Company in an aggregate principal amount not exceeding $800,000,000 at any one time outstanding. Terms defined in the Credit Agreement are used herein as defined therein. As used herein, the term "Loan Documents" refers, collectively, to the Credit Agreement and the Notes.

          In rendering the opinions expressed below, I have examined:

          (i)   the Credit Agreement;

          (ii)  the Notes; and

          (iii) such corporate records of the Company and such other documents as I have deemed necessary as a basis for the opinions expressed below.

In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon statements of governmental officials and upon representations made in or pursuant to the Loan Documents and certificates of appropriate representatives of the Company.

          In rendering the opinions expressed below, I have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Company):

          (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

          (ii)  all signatories to such documents have been duly authorized; and

          (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

          Based upon and subject to the foregoing and subject to the comments and qualifications set forth below, I am of the opinion that:

       1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. To my knowledge, no governmental authority has asserted that the Company or any Subsidiary is required to be licensed or qualified in any foreign jurisdiction in which the Company or such Subsidiary is not now licensed or qualified.

       2. The Company has all requisite corporate power to execute and deliver, and to perform its obligations under, the Credit Agreement, the Notes and the Purchase Agreement and to borrow under the Credit Agreement.

       3. The execution, delivery and performance by the Company of the Credit Agreement, the borrowings under the Credit Agreement and the consummation of the Acquisition (i) have been duly authorized by all necessary corporate action on the part of the Company and (ii) do not and will not (a) violate any provision of the charter or by-laws of the Company, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Company or any of its Subsidiaries of which I have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which I have knowledge (after due inquiry) to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

       4. Each of the Loan Documents (assuming, in the case of the Notes, execution and delivery thereof for value) and the Purchase Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Loan Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

       5. Except for [list], each of which is in full force and effect, no authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the States of Delaware or Tennessee is required on the part of the Company for the execution, delivery or performance by the Company of the Loan Documents or the Purchase Agreement.

       6. I have no knowledge (after due inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or threatened against the Company or any of its Subsidiaries or any of their respective Properties that, if adversely determined, could have a Material Adverse Effect.

       7. Under the law of the State of Tennessee, a foreign corporation is not required solely as a lender holding Indebtedness, to procure a certificate of authority to transact business or otherwise qualify to do business. As such, neither the Administrative Agent nor any of the Banks, solely by reason of the making of the extensions of credit contemplated by the Credit Agreement, will (a) be required to qualify to do business in the State of Tennessee or to comply with the requirements of any foreign registration or qualification statute of the State of Tennessee, (b) be subject to taxation by the State of Tennessee or any political subdivision of said State or (c) be required to make any filing with any court or other judicial administrative body in or of the State of Tennessee preceding enforcement in order to carry out any of the transactions contemplated by the Credit Agreement or to avail itself of any of the remedies provided by the Credit Agreement.

          The foregoing opinions are subject to the following comments and qualifications:

       A. The enforceability of Section 11.03 of the Credit Agreement may be limited by laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws.

       B. The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

       C. I express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than Tennessee) that limit the interest, fees or other charges such Bank may impose, (ii) Section 4.07(c) of the Credit Agreement and (iii) the second sentence of Section
     11.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Loan Documents.

          The foregoing opinions are limited to matters involving the Federal laws of the United States, the Delaware General Corporation Law and the law of the State of Tennessee and I do not express any opinion as to the laws of any other jurisdiction.

          This opinion letter is, pursuant to Section 6.01(c) of the Credit Agreement, provided to you by me in my capacity as counsel to the Company and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, my prior written consent.


                              Very truly yours,

                                                                       EXHIBIT C


           [Form of Opinion of Special New York Counsel to the Banks]



                                                                   July __, 1996



To: The Banks party to the Credit Agreement referred to below and The Chase Manhattan Bank, as Administrative Agent

Ladies and Gentlemen:

       We have acted as special New York counsel to the Banks in connection with the Credit Agreement (the "Credit Agreement") dated as of July 30, 1996, between
                           ----------------
Provident Companies, Inc. (the "Company"), the financial institutions named
                                -------
therein and The Chase Manhattan Bank, as Administrative Agent, providing for loans to be made by said banks to the Company in an aggregate principal amount not exceeding $800,000,000 at any one time outstanding. Terms defined in the Credit Agreement are used herein as defined therein.

       We have assumed for purposes of our opinion hereinafter set forth that the Credit Agreement has been duly authorized, executed and delivered by the Company, each Bank and the Administrative Agent, and that the Company is duly incorporated and validly existing under the laws of Delaware and has full power, authority and legal right to make and perform the Credit Agreement and the Notes.

       We have examined originals or copies authenticated to our satisfaction of all such corporate records of the Company, agreements and other instruments, certificates of public officials and of officers and representatives of the Company and other documents, as we have deemed necessary in connection with the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon representations and certificates of the Company and its officers.

       Based upon the foregoing and subject to the comments and qualifications set forth below, we are of the opinion that the Credit Agreement constitutes, and the Notes when executed and delivered for value will constitute, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that we express no opinion as to (i) Section 4.07(c) of the Credit Agreement,
(ii) the effect of the law of any jurisdiction (other than the State of New
York) wherein any Bank (including any of its Applicable Lending Offices) may be located which limits rates of interest which may be charged or collected by such Bank, (iii) whether a Federal or state court outside of the State of New York would give effect to the choice of New York law provided for in the Credit Agreement and the Notes, (iv) the second sentence of Section 11.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement or the Notes, (v) the waiver of inconvenient forum set forth in Section 11.10 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York or (vi) Section 11.11 of the Credit Agreement.

       In connection with the above, we wish to point out that provisions of the Credit Agreement which permit the Administrative Agent or any Bank to take action or make determinations, or to benefit from indemnities and similar undertakings of the Company, may be subject to a requirement that such action be taken or such determinations be made, and that any action or inaction by the Administrative Agent or a Bank which may give rise to a request for payment under such an undertaking be taken or not taken, on a reasonable basis and in good faith.

       We are members of the bar of the State of New York and we do not herein intend to express any opinion as to any matters governed by any laws other than the law of the State of New York and the Federal law of the United States of America.


                                  Very truly yours,

                                                                       EXHIBIT D


                      [Form of Confidentiality Agreement]


                           CONFIDENTIALITY AGREEMENT

                                                                          [Date]


[Insert Name and
 Address of Prospective
 Participant or Assignee]



          Re: Credit Agreement dated as of July 30, 1996, between Provident Companies, Inc. (the "Company"), the financial institutions named
                                     -------
               therein and The Chase Manhattan Bank, as Administrative Agent.

Dear _____________:

       As a Bank party to the above-referenced Credit Agreement (the "Credit
                                                                      ------
Agreement"), we have agreed with Provident Companies, Inc. (the "Company")
---------                                                        -------
pursuant to Section 11.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

       As provided in said Section 11.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)][assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public
information, of a Confidentiality Agreement in this form.   Such information
will not be made available to you until your execution and return to us of this Confidentiality Agreement.

       Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and
(B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Banks or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Administrative Agent or any other Bank (or to Chase Securities, Inc.), (v) in connection with any litigation to which you or any one or more of the Banks or the Administrative Agent are a party, (vi) to a subsidiary or affiliate of yours as provided in Section 11.12(a) of the Credit Agreement or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof, and provided further that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

       Would you please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.


                         Very truly yours,


                         [Insert Name of Bank]



                         By  ______________________________


The foregoing is
agreed to as of the
date of this letter



[Insert name of
prospective
participant or
assignee]


By